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                                                                   EXHIBIT 10.35


                               DISCOVERWORKS(TM)
                    DRUG DISCOVERY COLLABORATION AGREEMENT


THIS DISCOVERWORKS(TM) DRUG DISCOVERY COLLABORATION AGREEMENT is made as of July 7, 2000 by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having its principal place of business at Route 206 & Province Line Road, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). 3DP and BMS may be referred to herein as a "Party" or, collectively, as the "Parties."

WHEREAS, 3DP is engaged in discovery research for a variety of biologically-active compounds and the development of technologies to facilitate such research, and 3DP has developed and is patenting systems for identifying and generating chemical compounds having desired pharmaceutical properties;

WHEREAS, BMS is a major pharmaceutical company engaged in research, development and commercialization of biologically-active compounds for the treatment of human diseases;

WHEREAS, 3DP and BMS desire to enter into a research and development collaboration to identify Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds (as such terms are defined herein) active against selected targets, and suitable, if required, for medicinal chemistry optimization, that may be developed and commercialized by BMS;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

     1.1 "Active Compound" means a Program Lead Compound or a Pre-Clinical Lead Compound identified in the course of the Research Program, or a compound further optimized from such a Program Lead Compound or a Pre-Clinical Lead Compound.

     1.2 "Affiliate" means, with respect to either Party, any corporation or other business entity, which controls, is controlled by, or is under common control with such Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

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          or appoint at least fifty percent (50%) of the members of the governing body of the corporation or other entity.

     1.3 "Agreement" means this DiscoverWorks(TM) Drug Discovery Collaboration Agreement, including its Exhibits, as may be amended from time to time.

     1.4 "Back-up Compound" means a compound identified in the course of the Research Program which has activity against a Target in a Target Field, that is intended to be reserved as a back-up for an Active Compound or Licensed Product having activity against the same Target in the same Target Field, and is not intended to be developed or commercialized unless development and/or commercialization of such Active Compound or Licensed Product is terminated.

     1.5 "BMS" means Bristol-Myers Squibb Company, as identified above, and is understood to include its Affiliates, when appropriate.

     1.6 "Chemical Optimization" means the design, synthesis and identification of Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds using DiscoverWorks Technology and other technologies selected by the JSMC.

     1.7 "Combination Product" means a Licensed Product that includes one or more active ingredients other than an Active Compound.

     1.8 "Confidential Information" means all technical and/or commercial information that has or could have value or utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including information, inventions, Know-how, data and materials relating to the Research Program or to the Licensed Products, and shall include, without limitation, research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form, except to the extent that it can be established by the Receiving Party (as defined in Section 7.1) that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party (as defined in Section 7.1); (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by or for the Receiving Party without reference to the Confidential Information received from the Disclosing Party and without breach of any of the provisions of this Agreement; or (f) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.9 "Contract Year" means a twelve (12)-month period beginning upon the Effective Date or an anniversary thereof.

     1.10 "DirectedDiversity(R) Technology" means the descriptions, figures and claims of: (a) the Patent Rights identified in EXHIBIT A, and (b) associated proprietary 3DP Know-how used to identify potential therapeutic compounds.

     1.11 "DiscoverWorks Technology" means DirectedDiversity(R) Technology and ThermoFluor(R) Technology."

     1.12 "ECN" or "Early Candidate Nomination" means documentation within which an Active Compound is nominated for clinical development by BMS pursuant to technical criteria established by the JMSC upon selection of the Target against which such a compound is active, or as soon thereafter as practical, and pursuant to the then-applicable internal policies and procedures of BMS.

     1.13 "Effective Date" means the later of: (a) the date of this Agreement as set forth above; or (b) the date on which all of the following documents between the Parties have been executed: this Agreement, the GPCR License and User Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, and the PERT Internal Use License and Option Agreement.

     1.14 "Extended Research Term" means a period of time, mutually agreed upon by the Parties, following conclusion of the Research Term (as defined below), or of an earlier Extended Research Term, during which the Research Program is conducted.

     1.15 "Field" means the research, development and commercialization of chemical compounds for use in therapeutic and diagnostic products, except for use in the treatment or cure of [**].

     1.16 "First Commercial Sale" means, with respect to a given Licensed Product, the first sale for use or consumption by the public of such Licensed Product in a country after all required approvals, including marketing and pricing approvals, have been granted by the applicable governmental drug regulatory agency of such country. "First Commercial Sale" shall not include the sale of any Licensed Product for use in clinical trials or for compassionate use prior to the grant of an NDA.

     1.17 "Focused Library" means a library of compounds selected from the 3DP Synthetically Accessible Library and synthesized by 3DP using DirectedDiversity(R) Technology.

     1.18 "FTE" means a full time equivalent scientific employee (i.e., one full-time or multiple part-time employees aggregating to one full-time employee) employed by 3DP and assigned to work on the Research Program (or on development of ThermoFluor(R) II Instruments under the License Agreement, where applicable) with such time and effort to constitute one employee working on

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

           the Research Program (or under the License Agreement, where applicable) on a full-time basis consistent with normal business and scientific practice (at least forty (40) hours per week of dedicated effort; on an annual basis, at least forty (40) hours per week of dedicated effort for at least forty-eight (48) weeks per year). In no event, does an FTE include a subcontractor.

     1.19 "Improved Hit" means a compound resulting from the Chemical Optimization of an Initial Hit that demonstrates improved pharmacological and/or physical properties compared to those of the corresponding Initial Hit, as determined and agreed upon by the JSMC.

     1.20 "IND" means an application to be filed with the applicable regulatory authority in a Major Country before the commencement of clinical trials. In the U.S., IND means an Investigational New Drug Application, or its equivalent, in the Food and Drug Administration or successor agency.

     1.21  "Initial Hit" means a compound in the 3DP Probe Library that [**].

     1.22 "Joint Steering and Management Committee" or "JSMC" shall have the meaning and roles ascribed to it in Article 4.

     1.23  "JRT" shall have the meaning ascribed to such term in Section 3.3.

     1.24 "Know-how" means unpatented technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to, and information from, ethical committees and regulatory authorities.

     1.25 "License Agreement" means the DiscoverWorks Nonexclusive License and Purchase Agreement entered into by the Parties and dated of even date herewith.

     1.26 "Licensed Product" means any commercial product containing an Active Compound as an active ingredient.

     1.27 "Major Country" means the United States, Japan, the United Kingdom, France, Germany, Italy or Spain.

     1.28 "NDA" means an application for the final approval required for authorization for marketing of a Licensed Product in a Major Country (including applicable regulatory, marketing and pricing

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         approval), in accordance with the applicable laws and regulations of a given country. In the U.S., NDA means a New Drug Application, or its equivalent, in the Food and Drug Administration or successor agency.

   1.29 "Net Sales" means the aggregate gross invoiced price of Licensed Product sold in the Territory by BMS, its Affiliates and any licensees or sublicensees, to an independent Third Party, including but not limited to distributors, in bona fide, arms-length transactions, after deduction of the following items (to the extent actually incurred): (i) customary trade, quantity and cash discounts, wholesaler-charge backs, or rebates (including rebates to governmental agencies and government-mandated and managed healthcare negotiated rebates); (ii) customary credits or allowances for rejection or return of previously sold Licensed Products; (iii) any direct tax, duties, tariffs, surcharges or government charge (other than an income tax) levied on the sale, importation, exportation, transportation or delivery of a Licensed Product and borne by the seller thereof; (iv) retroactive price reductions; and (v) any charge for freight, insurance or other transportation charges, if separately stated. Such amounts shall be determined from the books and records of BMS, its Affiliates and any licensees or sublicensees, as the case may be, which books are maintained in accordance with the generally accepted accounting principles, consistently applied. Any sales for resale of Licensed Products by BMS, its Affiliates or any licensees or sublicensees to another Affiliate, licensee or sublicensee of BMS shall not result in any Net Sales. In such case, Net Sales shall occur upon such other Affiliate's, licensee's or sublicensee's sale of such Licensed Product to an independent Third Party. Further, the disposition of Licensed Products for, or the use of Licensed Products in, pre-clinical or clinical trials, seeding or other market-focused trials or free samples shall not result in any Net Sales.

         In the event that all the active ingredients of a Combination Product are also sold separately and in identical strengths to those contained in the Combination Product, then Net Sales shall be calculated as set forth above on the basis of the gross invoice price of a Licensed Product containing the same weight of Active Compound sold independently [ A ] divided by the sum of the gross invoice price of each of the active ingredients contained in the Combination Product sold independently [ B + A ], multiplied by the gross invoice price of the Combination Product, as shown by the following formula:

         Net Sales = [ A ]__ x [gross invoice price of the Combination Product]
                    ---------
                    [ B + A ]

         In the event that the Active Compound and/or any of the other active ingredients of a Combination Product are not sold separately in identical strengths to those contained in the Combination Product, then the Parties agree to negotiate in good faith the calculation of Net Sales with regard to such Combination Product based upon the relative value of the active ingredients as determined by the Parties hereto in good faith.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.30 "Patent Rights" means all U. S. patent applications or issued patents, including, but not limited to, provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions derived therefrom, such as patent term restorations, supplementary protection certificates, etc., as well as all foreign patents (including PCTs) and foreign patent counterparts to the foregoing.

     1.31 "Pre-Clinical Lead Compound" means a further-optimized Program Lead Compound that is the subject of any ECN and that the JSMC determines possesses the pharmacological, toxicological, pharmacokinetic and pharmaceutical properties from preliminary studies that are indicative of a high probability for successful development, and that the JSMC recommends for evaluation as a potential clinical candidate. Pre-Clinical Lead Compounds will meet specific program objectives as determined and defined by the JSMC.

     1.32 "Program Lead Compound" means a compound that meets Target-specific criteria, as determined by the JSMC, indicating that the compound is suitable for optimization and has a high potential to lead to the identification of a Pre-Clinical Lead Compound.

     1.33 "Research Plan" means the detailed description of the research and development activities of the Parties for particular Targets in the performance of the Research Program, including an allocation of FTEs to be used for various tasks and a timeline for such tasks. A draft of the Research Plan is attached hereto as EXHIBIT C. The JSMC shall finalize the Research Plan for the first Contract Year within 30 days after the Effective Date. Thereafter, the Research Plan shall be updated by the JSMC in writing as changes are made to the Research Program on at least an annual basis.

     1.34 "Research Program" means the collaborative discovery and optimization activities of the Parties, as described in Article 2, that are intended to lead to the discovery of Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds.

     1.35 "Research Program Know-how" means Know-how conceived or developed during the conduct of the Research Program and relates to Improved Hits, Program Lead Compounds, Pre-Clinical Lead Compounds and/or Licensed Products.

     1.36 "Research Program Patent Rights" means those Patent Rights that claim discoveries or inventions that are conceived in the course of the Research Program and reduced to practice during either the term of the Research Program or a period of one-year following the termination of the Research Program, regardless of their ownership.

     1.37 "Research Term" means the period, from the Effective Date through the third anniversary thereof, during which the Research Program is conducted.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.38 "Stage I" means the research activities undertaken by the Parties pursuant to Article 2 as part of the Research Program.

     1.39 "Stage II" means the research activities undertaken by the Parties pursuant to Article 2 as part of the Research Program.

     1.40 "Stage III" means the research activities undertaken by the Parties pursuant to Article 2 as part of the Research Program.

     1.41 "Synthetically Accessible Library" means 3DP's virtual compound library from which 3DP Probe Libraries have been selected, and from which Focused Libraries will be selected.

     1.42 "Target" means a protein against which Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds are to be developed. Until [**], Target shall not include the use of any proteins to discover or develop a drug that exerts a therapeutic effect in [**], and no more than [**] Targets in total may involve [**] Targets.

     1.43 "Target Field" with respect to each Target means the disease state(s) that are a focus of a collaborative research effort by the Parties pursuant to the Research Program with the objective of identifying compounds with potential diagnostic and/or therapeutic utility for the treatment/management of said disease state(s), as determined by the JSMC pursuant to Section 2.1. For example, a program focused on the discovery of a novel thrombin inhibitor would be within the Target Field of anticoagulants. Therefore, other protease inhibitors that are not anticoagulants would be outside the Target Field. For purposes of this definition, anti-infectives shall be considered a single Target Field.

     1.44  "Territory" means the entire world.

     1.45 "ThermoFluor(R) Technology" means (a) the Patent Rights identified in EXHIBIT B, and (b) associated proprietary 3DP Know-how used to evaluate ligand-binding parameters.

     1.46 "Third Party" means an individual, corporation or other entity other than a Party or any of its Affiliates.

     1.47 "3DP Probe Library" means 3DP's collection of approximately [**] small molecule chemical compounds that have been synthesized by 3DP for the purpose of screening new Targets and against which Targets are screened to identify Initial Hits.

     1.48 "Valid Claim" means a claim of a Patent Right that has not lapsed or become abandoned or been declared invalid or unenforceable by a court or agency of competent jurisdiction from which no appeal can be or has been taken.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

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                                   ARTICLE 2

                               RESEARCH PROGRAM

     STAGE I -- INITIAL SCREENING AND CHEMICAL OPTIMIZATION

     2.1 Supply of Targets. BMS shall supply 3DP with [**] Targets during each Contract Year. The actual number of Targets to be provided to 3DP under this Section shall be determined by the JSMC in connection with preparation of the Research Plan for such Contract Year. [**]; however, any Targets may be disapproved by 3DP solely in order to avoid potential conflicts with respect to prior contractual obligations and current internal 3DP programs. In connection with the selection and approval of Targets to be included as part of the Research Program, the JSMC shall determine the Target Field relating to such Target.

     2.2 Initial Screening and Initial Hits. Depending on the nature and source of each Target, 3DP shall screen the Target against a screening library, created from the 3DP Probe Library, totaling no more than [**] compounds per Target that are selected by [**] to identify Initial Hits. The JSMC may [**]. This additional screening, if any, shall be subject to the overall disposition of Research Program FTE resources as determined by the JSMC, and 3DP's screening capacity available to the Research Program.

     2.3 Initial Chemical Optimization. At the request of the JSMC, 3DP will initially undertake [**] Chemical Optimization of Initial Hits for any Target, synthesizing Focused Libraries containing up to [**] to be screened against the Target, in order to identify Improved Hits. 3DP will undertake additional rounds of Chemical Optimization of Initial Hits, as requested by the JSMC, following the first [**] Chemical Optimization, subject to the number of FTE's available under the Research Program and 3DP's capacity available to the Research Program. The precise number of such compounds in any such Focused Libraries, the number of rounds of Chemical Optimization and the extent of any additional screening of the 3DP Probe Libraries as described above in each Contract Year will be determined by the JSMC, taking into consideration the total number of Targets selected and approved by the JSMC for evaluation in Stage I of the Research Program.

     2.4 Site of Stage I Activities. All Research Program activities to be conducted in Stage I of the Research Program shall be performed at 3DP.

     2.5 Additional Targets and Extended Term for Research Program. An increase in the number of Targets being screened by 3DP beyond [**] at any given time during the Research Program, or an extension of the Research Program beyond the initial three-year term may be requested by BMS. In the case of such additional Targets, where possible, the JSMC shall agree upon a reallocation of FTEs to be used under the Research Program. Otherwise, or in the case of an


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          extension of the Research Term (as hereinafter defined), the Parties shall negotiate in good faith for sixty (60) days to reach agreement on a fair and equitable increase in the compensation to 3DP for such additional Targets or extended Research Term.

     STAGE II - PROGRAM LEAD COMPOUND IDENTIFICATION

     2.6 Commencement of Stage II. Stage II shall commence upon the achievement of a level of success in Stage I of the Research Program to be determined by the JSMC.

     2.7 Selection of Hits for Continued Optimization. The JSMC shall select some or all of the Improved Hits on a Target-by-Target basis for further rounds of Chemical Optimization in this Stage II of the Research Program. Such Chemical Optimization may utilize, by mutual agreement, DirectedDiversity(R) Technology and ThermoFluor(R) Technology, or a suitable biochemical or biological high throughput screen. Any portion of such optimization may be undertaken by either 3DP or BMS, as determined by the JSMC.

     2.8 No Grant of License to DiscoverWorks Technology. Notwithstanding any provision to the contrary in this Agreement, no license to any portion of the DiscoverWorks Technology, including any related Know-how, is hereby granted by 3DP to BMS under this Agreement or otherwise, except as specifically provided for under the License Agreement.

     2.9 Site of Stage II Activities. The JSMC shall determine the site of Stage II activities.

     2.10 Continued Optimization at 3DP. If Stage II is conducted on any Initial Hit or Improved Hit at 3DP, 3DP will perform iterative rounds of Chemical Optimization, subject to the number of FTE's available under the Research Program and 3DP's capacity available to the Research Program and as otherwise directed by the JSMC, until:

          2.10.1  a Program Lead Compound is identified; or

          2.10.2 a maximum of [**] total rounds of Chemical Optimization are performed (including the rounds of initial Chemical Optimization in Stage I of the Research Program); or

          2.10.3 a maximum of [**] novel compounds contained in Focused Libraries are synthesized and screened using ThermoFluor(R) Technology or another high throughput screen in Stage II of the Research Program from the Synthetically Accessible Library.

     STAGE III - PRE-CLINICAL LEAD COMPOUND IDENTIFICATION

     2.11 Development by 3DP of Pre-Clinical Lead Compounds. For at least two Targets screened during the Research Term, BMS agrees that a Program Lead Compound may be further


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          optimized by 3DP to produce a Pre-Clinical Lead Compound(s), to specifications and on a project timetable to be reasonably agreed upon by both 3DP and BMS. [**].

     2.12 BMS Support for Pre-Clinical Lead Compounds. BMS shall provide additional FTE support on a per Target basis, as determined by BMS, or the FTE's currently being supported by BMS at that time shall be reallocated, as determined by the JSMC, in order to allow for execution of appropriate work by 3DP for Stage III activities. The technical composition of this FTE team shall be determined by the JSMC, consistent with 3DP's FTE allocation to the Research Program.

                                   ARTICLE 3

                       RESEARCH AND DEVELOPMENT EFFORTS

     3.1 Research Efforts. Each Party shall use good faith commercially reasonable efforts to perform its responsibilities under this Agreement. As used herein, the term "commercially reasonable efforts" will mean efforts consistent with such Party's prudent scientific and business judgment in accordance with its internal practices as applied to other programs of similar scientific and commercial potential.

     3.2 Allocation and Support of FTEs. Throughout the term of the Research Program, including any extensions thereof, 3DP shall assign the number of FTE qualified scientists specified in the Research Plan to perform the work set forth in the Research Plan and BMS will provide funding to 3DP as set forth below during the term of the Research Program to support qualified FTEs at 3DP. Both Parties acknowledge and agree that, during the initial three-year term of the Research Program or such shorter period as provided in the License Agreement, [**]. Other than the research funding provided by BMS to 3DP under Article 5, and except as otherwise specifically agreed in writing by 3DP and BMS, each Party shall be responsible for all costs and expenses it incurs in its performance of the Research Program.

     3.3 Disclosure of Results; Reports. The JSMC will provide quarterly written reports to the Parties presenting a meaningful summary of the work performed on the Research Program. In addition, on reasonable request by BMS, 3DP will make presentations of its activities under this Agreement to inform BMS of the details of the work done under this Agreement. Know-how and other information regarding the Research Program disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted under this Agreement. Within thirty (30) days following the end of each calendar quarter, the Parties shall each exchange and provide to the JSMC a written report summarizing in reasonable detail the work performed by it under the Research Program during the preceding calendar quarter. The JSMC shall direct the formation of a Joint Research Team ("JRT") with equal membership from 3DP and BMS. The JRT shall be responsible for the day-to-day scientific direction of the Research


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          Program. The JRT shall meet at least monthly and shall establish appropriate electronic communication links for data transfer and team discussions. The JRT shall submit monthly reports to the JSMC.

     3.4 Insurance. Prior to the performance of any services under this Agreement by 3DP, 3DP, at its own cost and expense, shall provide and maintain insurance as described below with insurers rated A-, Class X or better by A.M. Best Company: Commercial General Liability insurance on an occurrence basis with a minimum limit for bodily injury, property damage and personal injury of $2,000,000 per occurrence and an aggregate amount of $5,000,000. Prior to the performance of any services under this Agreement by 3DP, 3DP shall deliver to BMS certificates of insurance evidencing the above coverage. BMS shall maintain appropriate insurance with respect to its activities hereunder, in amounts customary in the pharmaceutical industry.

     3.5 Continuing Report Responsibility. For each compound identified as [**] under the control of BMS or an Affiliate or sublicensee thereof, and for so long as it is subject to the provisions of Section 5.6, Section
          5.7 or Section 5.8, BMS shall, on a quarterly basis, provide a summary report of its activities, and/or those of its Affiliates and sublicensees, toward the development, use and/or commercialization of such compound. [**].

     3.6 Material Transfer. In order to facilitate the Research Program, either Party (a "Supplying Party") may provide to the other Party (a "Receiving Party") certain biological materials or chemical compounds (collectively, the "Substances") owned by or licensed to the Supplying Party (other than under this Agreement) and available for use by that Supplying Party in furtherance of the Research Program. Except as otherwise provided under this Agreement, all Substances delivered to the Receiving Party shall remain the sole property of the Supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the Receiving Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the Supplying Party and shall not be used in research or testing involving human subjects. Because not all of their characteristics may be known, the Substances supplied under this
          Section 3.6 must be used with prudence and appropriate caution in any experimental work. THE SUBSTANCES ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE SUBSTANCES WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

     3.7 Liability. Each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the gross negligent or willful acts or omissions, during


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          the term of the Research Program, of that Party or its Affiliates, and their respective directors, officers, employees and agents.

                                   ARTICLE 4

                          RESEARCH PROGRAM GOVERNANCE

     4.1 Joint Steering and Management Committee. 3DP and BMS agree to establish a Joint Steering and Management Committee (the "JSMC"), and shall each designate three members selected by their respective R&D management to form the JSMC. The chairperson of the JSMC shall be designated annually on an alternating basis between the Parties. The initial chairperson shall be selected by BMS. The Party not designating the chairperson shall designate one of its representative members as secretary to the JSMC for such year. Each Party may replace its representatives at any time, upon notice to the other Party. Any member of the JSMC may designate a substitute to attend and perform the functions of that member at any meeting of the JSMC. Each Party may, in its discretion, invite non-member representatives of such Party to attend meetings of the JSMC.

     4.2  Responsibilities of the JSMC.  The JSMC shall be responsible for:

          4.2.1 Adopting, reviewing and amending the Research Plan to implement the Research Program;

          4.2.2  Establishing the JRT;

          4.2.3  Monitoring the progress of research in the Research Program;

          4.2.4 Reviewing and approving initial Targets and any subsequent Target selection, and defining the Target Field for each such Target;

          4.2.5 Selecting of the technical criteria for nomination of a compound for ECN upon adoption of a Target for the Research Program, or as soon thereafter as practical;

          4.2.6  Directing the Chemical Optimization efforts;

          4.2.7 Agreeing on and adopting criteria for the designation of Initial Hits, Improved Hits, Program Lead Compounds and Pre-Clinical Lead Compounds;

          4.2.8  Selecting Improved Hits to be advanced to Stage II;

          4.2.9 Selecting Program Lead Compounds to be advanced for biological testing; and

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          4.2.10 Reviewing and approving publications and other public disclosures related to the subject matter of the Research Program.

     4.3 JSMC Meetings. During the Research Term, the JSMC shall meet in person or by teleconference on a calendar quarter basis (provided that at least two meetings per year shall be in person) or more frequently as necessary and as may be agreed upon, with each Party bearing all travel and related costs for its representatives. Thereafter, the JSMC shall meet on an ad hoc basis as needed to perform the responsibilities designated to the JSMC. In addition to periodic meetings, the members of the JSMC shall communicate regularly by electronic mail or facsimile, as deemed necessary or appropriate. Minutes of the meetings of the JSMC will be generated and circulated to its members within two weeks following the JSMC meeting

     4.4 JSMC Decision-Making Process. Each Party shall have one vote in all matters decided by the JSMC, and decisions by the JSMC shall be made by consensus. The Parties shall attempt to resolve any disagreement among members of the JSMC within the JSMC based on the efficient achievement of the objectives of this Agreement. Any disagreement that cannot be resolved by a majority vote of the JSMC shall be referred to the Chief Executive Officer of 3DP or a comparable position selected by 3DP from time to time, and the Senior Vice President of Early Discovery and Applied Technology for BMS, or a comparable position selected by BMS from time to time, for resolution as set forth below. It is the intent of the Parties to resolve issues through the JSMC whenever possible and to refer issues to the specified officers of 3DP and BMS only when resolution through the JSMC cannot be achieved. In the event that the specified officers of 3DP and BMS cannot reach agreement within fifteen (15) days after a matter is referred to them for resolution, then the specified officer of BMS shall make the decision; provided, however, with respect to matters governed by
          Section 4.5 of this Agreement, in the event that the specified officers of 3DP and BMS cannot reach agreement within fifteen (15) days after a matter is referred to them for resolution, the parties will enter into dispute resolution in accordance with Article 13 of this Agreement (it being agreed that the more formal dispute resolution required pursuant to Article 13 will be followed even though the personnel on the dispute resolution panel may be the same personnel required to make decisions under this Section 4.4).

     4.5 Allocation of FTEs to Screening and Development. In furtherance of the provisions of Article 2, the Parties acknowledge and agree that the JSMC's allocation of FTEs under the Research Program will change from time to time to meet the needs of the Research Program and will depend, in part, upon the Research Program's success in finding Pre-Clinical Lead Compounds and the timing of such success. It is the intent of the Parties to allocate the work being performed by the FTEs to allow for the performance of all Stages of the Research Program in a manner that is equitable to both Parties. Subject to the foregoing, the Parties agree that to the extent feasible and desired by 3DP, up to [**] of the Targets screened during the initial Research


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          Term that lead to Program Lead Compounds may be further optimized by 3DP to produce a Pre-Clinical Lead Compound.

     4.6 Minutes of Meetings. Within two (2) weeks after each JSMC meeting, the secretary of the JSMC shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the JSMC. The secretary shall be responsible for circulation of all draft and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of the JSMC sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting Final minutes shall be distributed to the members of the JSMC.

     4.7 Management of Matters Outside the Jurisdiction of the JSMC. Matters outside the scope of the Research Program and internal to each Party are not under the purview of the JSMC. Such matters include, but are not limited to the following: internal personnel policies and programs; budgeting, finance, commercial and marketing strategies; and business decisions. However, the Parties agree to communicate with each other promptly on those matters which, while outside the scope of the Research Program, nevertheless may reasonably be expected to influence the conduct or term of the Research Program or the intended commercialization of any Pre-Clinical Lead Compound(s).

                                   ARTICLE 5

                                FINANCIAL TERMS

     5.1 Technology Access Fee. BMS agrees to pay a nonrefundable technology access fee of [**] within thirty (30) days after the Effective Date.

     5.2  FTE Reimbursement Fees.

          5.2.1 BMS agrees to pay 3DP in advance, on a calendar quarterly basis for the staff allocated by 3DP for the services to be provided under this Agreement. Such research funding shall be payable by BMS to 3DP in four quarterly installments during the term of the Research Program within 30 days of the start of the calendar quarter. Any payment for a portion of a quarterly period shall be made on a pro rata basis.

          5.2.2 During the first six (6) months of the Research Term, BMS shall pay 3DP for [**] FTEs. During the second six months of the Research Term, BMS shall pay 3DP for [**] FTEs. During each of the second and third years of the Term, BMS shall pay 3DP for [**] FTEs. These services will be compensated by BMS at a rate of [**] per FTE per year.


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     5.3 Costs. Except as provided in this Section 5.3, or as may be agreed from time to time by the Parties in writing, 3DP and BMS will each bear all of its own expenses incurred in connection with the Research Program. Notwithstanding the foregoing, depending on the total number of Targets designated and the number of FTEs reasonably necessary to meet the objectives of this Agreement, BMS and 3DP shall negotiate in good faith with respect to the payment by BMS of additional compensation to 3DP in a form to be agreed upon by the Parties, such as a lump sum payment or quarterly support payments by BMS for additional FTEs at 3DP; provided that BMS shall not be obligated to fund any additional FTEs without BMS's prior written consent.

     5.4 Extended Term Fees. The level of reimbursement for FTEs in any Extended Research Term shall be negotiated in good faith by the Parties.

     5.5 Fees for Early Termination of the Research Program. If BMS terminates the Research Program without cause, pursuant to the provisions of
          Section 10.3, prior to the end of the Research Term, or prior to the end of any Extended Research Term, BMS agrees to pay to 3DP the balance of any financial support otherwise due for the initial Research Term, or fifty percent (50%) of the balance of any financial support otherwise due for the current Extended Research Term, as the case may be.

     5.6 Milestone Payments for Pre-Clinical Lead Compounds Developed by BMS from Improved Hits Discovered by 3DP and Further Developed by BMS. BMS shall pay 3DP the following milestones and royalty rate, in lieu of those provided in Section 5.7 or Section 5.8, on any Pre-Clinical Lead Compound developed by BMS from an Improved Hit discovered by 3DP and thereafter developed by BMS:

          5.6.1 Upon selection of such Pre-clinical Lead Compound (including being the subject of an ECN), [**];

          5.6.2  Upon submission of an IND, [**];

          5.6.3  Upon commencement of Phase III clinical trials, [**];

          5.6.4  Upon filing of a NDA, [**]; and

          5.6.5  A royalty rate of [**] of Net Sales.

     5.7 Milestone Payments for Pre-Clinical Lead Compounds Developed by BMS from Program Lead Compounds Discovered by 3DP. BMS shall pay 3DP the following milestones and royalty rate, in lieu of those provided in
          Section 5.6 or 5.8, on any Pre-Clinical Lead Compound developed by BMS from a Program Lead Compound identified by 3DP:


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          5.7.1 Upon selection of such Pre-clinical Lead Compound (including being the subject of an ECN), [**];

          5.7.2  Upon submission of an IND, [**];

          5.7.3  Upon commencement of Phase III clinical trials, [**];

          5.7.4  Upon filing of a NDA, [**]; and

          5.7.5  A royalty rate of [**] of Net Sales.

     5.8 Milestone Payments for Pre-Clinical Lead Compounds Developed by 3DP. BMS shall pay 3DP the following milestones and royalty rate, in lieu of those provided in Section 5.6 and 5.7 on any Pre-Clinical Lead Compound developed by 3DP:

          5.8.1 Upon selection of such Pre-Clinical Lead Compound, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target;

          5.8.2 Upon submission of an IND, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target;

          5.8.3 Upon commencement of Phase III clinical trials, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target;

          5.8.4 Upon filing of an NDA, [**] for the first compound selected for activity against a specific Target, and [**] for each subsequent compound selected for activity against the same Target; and

          5.8.5 A royalty rate of [**] of Net Sales on annual Net Sales up to and including [**] and [**] of Net Sales on annual Net Sales in excess of [**].

     5.9 Milestone Payment Credit. In the event that any milestone payment is made pursuant to Sections 5.6, 5.7 or 5.8 with respect to a Pre-Clinical Lead Compound selected for development (an "Original Compound"), where, after the payment of any such milestones, such development terminates and, at any time after such termination, a Back-up Compound is selected for development (a "Replacement Compound"), then BMS shall be entitled to a credit against milestone payments due with respect to the Replacement Compound, in the amount equal to all


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          milestone payments actually paid with respect to the Original Compound prior to termination of development of such Original Compound.

     5.10 Royalty Reduction in the Absence of Patent Protection. The royalty amounts set forth above shall be reduced by [**] on a country-by-country basis at any such time that there are no Patent Rights containing a Valid Claim with respect to the Active Compound which is an ingredient of such Licensed Product in such country.

     5.11 Royalty Period. The royalty payments set forth above shall be payable for each Licensed Product on a product-by-product and country-by-country basis from the time of First Commercial Sale of Licensed Product in such country until the later of: (a) ten (10) years from the time of First Commercial Sale of Licensed Product in such country; or (b) until the last-to-expire or -lapse of Patent Rights containing a Valid Claim with respect to the Active Compound which is an ingredient of such Licensed Product in such country.

     5.12 Royalty Conditions. The royalties under this Article 5 shall be subject to the following conditions:

          5.12.1 Only one royalty shall be due with respect to the same unit of Licensed Product; and

          5.12.2 No royalties shall be due upon the sale or other transfer among BMS, its Affiliates or licensees, but in such cases the royalty shall be due and calculated upon BMS's or its Affiliate's or licensee's Net Sales of Licensed Product to the first independent Third Party.

     5.13 Third Party Patent Rights. In the event that during the term of the royalty obligation for a Licensed Product under this Article 5, a Third Party shall control an issued patent or patents in any country covering the sale of a Licensed Product, and in the reasonable judgment of BMS, it would be impractical or impossible for BMS (or its Affiliates or licensees or sublicensees) to continue to sell the Licensed Product without obtaining a royalty bearing license from such Third Party, then, after giving 3DP notice and a reasonable opportunity to comment thereon, and after taking due consideration of 3DP's comments, BMS shall be entitled to a credit against the royalties due hereunder with respect to such country in an amount equal to [**] of the royalty paid to such Third Party, said credit not to exceed [**] of the royalty otherwise due under this Agreement, arising from the sale of the Licensed Product in said country. However, the foregoing royalty credit shall only be available when the total royalty obligation owed by BMS (or its Affiliates or licensees or sublicensees) to unaffiliated third parties exceeds [**] of Net Sales of Licensed Product.

     5.14 Mode of Payment. All payments to 3DP hereunder shall be made by wire transfer of United States Dollars in the requisite amount to such bank account as 3DP may from time to time

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          designate by notice to BMS. Milestone payments shall be made within sixty (60) days of occurrence of the relevant milestone event and royalty payments for a given calendar quarter shall be made within sixty (60) days following the end of the calendar quarter. Payments shall be free and clear of any taxes (other than withholding and other taxes imposed on 3DP), fees or charges, to the extent applicable. For purposes of computing royalty payments for Net Sales made outside of the United States, such royalties shall be converted into U.S. Dollars, by applying the rate of exchange as used by BMS's global accounting system which reflects the average exchange rate for the applicable payment period.

     5.15 Records Retention. With respect to any products for which royalties are due pursuant to this Agreement, BMS and its Affiliates and any licensees or sublicensees shall keep records, for two years, of such Net Sales in sufficient detail to confirm the accuracy of the royalty calculations hereunder. At the request of 3DP, BMS shall permit an independent certified accountant of nationally recognized standing appointed by 3DP and reasonably acceptable to BMS, at reasonable times and upon reasonable notice, to examine these records solely to the extent necessary to verify such calculations. Such investigation shall be at the expense of 3DP unless it reveals a discrepancy in BMS's favor of more than ten percent, in which event it shall be at BMS's expense.

     5.16 Taxes. The Party receiving royalties and other payments under this Agreement shall pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by the paying Party, it shall: (a) deduct such taxes from the remitting payment, (b) pay the taxes, in a timely manner, to the proper taxing authority, and (c) send proof of payment to the other Party and certify its receipt by the taxing authority within sixty (60) days following such payment.

                                   ARTICLE 6

                      OWNERSHIP; GRANT OF LICENSE RIGHTS

     6.1  Ownership of Libraries.

          6.1.1 3DP shall retain its ownership rights in the 3DP Probe Library and the Synthetically Accessible Library and shall have ownership rights as to BMS in any Focused Library developed by 3DP pursuant to this Agreement.

          6.1.2 Notwithstanding the provisions of Section 6.1.1, all Focused Library compounds shall be available to the Parties for research and development activities contemplated by the Research Program in the Field during the term of the Research Program.

          6.1.3  [**]


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     6.2  Ownership of Targets.  [**]

     6.3  Ownership of Initial Hits.  [**]

     6.4  Ownership of Improved Hits.  [**]

     6.5  Ownership of Program Lead Compounds and Pre-Clinical Lead Compounds.
          [**]

     6.6  Development of Compounds Not Selected for Stage II or for Stage III.
          [**]

     6.7 License to BMS under Patent Rights and Know-how. Subject to the other provisions of this Agreement, 3DP hereby grants to BMS such rights that it has to grant a worldwide, exclusive license, with right to sublicense, to develop, make, have made, use, sell, offer for sale, have sold, import and have imported Licensed Products, under any Patent Rights owned by 3DP that would otherwise be infringed by BMS but for this license, including Research Program Patent Rights, and under the Know-how developed by 3DP relating to the Licensed Products, including the Research Program Know-how.

     6.8 Rights of 3DP to Focused Library Compounds after Termination of the Research Program. After a period of [**] following termination of the Research Program, 3DP shall have the unencumbered right, as to BMS, to evaluate and/or develop compounds in any Focused Library that are not being developed by either Party pursuant to this Agreement. However, during the term of this Agreement as provided in Article 10, 3DP shall not have the right to evaluate and/or develop compounds in any Focused Library against any Target in respect of which BMS is developing, manufacturing or selling a Licensed Product under this Agreement.

                                   ARTICLE 7

                           CONFIDENTIAL INFORMATION

     7.1 Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for ten (10) years thereafter, either Party (a "Receiving Party") that receives Confidential Information from the other Party (a "Disclosing Party") shall keep, and shall endeavor to ensure that its officers, directors and employees keep, confidential and shall not publish or otherwise disclose and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information furnished to it by its Disclosing Party pursuant to this Agreement (including without limitation, Know-how). The obligations of confidentiality and non-use set forth in this Section 7.1 shall also apply to biological material and chemical compounds and associated information (including, without limitation, Know-how) disclosed by one Party to the other prior to or during the Term; provided however, that such obligation of confidentiality and non-use shall not apply


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          to BMS with respect to compounds that are assigned to BMS or exclusively licensed to BMS by 3DP.

     7.2  Written Assurances and Permitted Uses of Confidential Information.

          7.2.1 Each Party shall inform its employees and consultants who perform substantial work on the Research Program, of the obligations of confidentiality specified in Section 7.1 and all such persons shall be bound by the terms of confidentiality set forth therein.

          7.2.2 The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent the Receiving Party is compelled to disclose such information by a judicial or administrative authority of competent jurisdiction, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, provided however, that in such case the Receiving Party shall give notice, in a timely fashion, to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said authority. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          7.2.3 To the extent it is reasonably necessary or appropriate to fulfill its obligations and exercising its rights under this Agreement, either Party may disclose Confidential Information to its Affiliates on a need-to-know basis on condition that such Affiliates agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential under this Agreement.

          7.2.4 To the extent that it is reasonably necessary or appropriate to fulfill its obligations, either Party may disclose Confidential Information to the U.S. Patent and Trademark Office, the foreign counterparts thereof, in order to comply with the rules governing disclosure of material information during patent examination.

          7.2.5 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 7.2 shall be treated by each Party as Confidential Information of the other Party.

     7.3 Permitted Disclosures for Business Development Purposes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities; provided


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          however, that any such recipient of such Confidential Information shall agree in writing to keep such terms confidential for the same time periods and to the same extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, BMS acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it files a registration statement with respect to its shares or it becomes a public company as required by applicable U.S. law; provided however, that the terms and this Agreement and the copy submitted to the applicable governmental agency shall be redacted such that the extent of any such disclosure shall be limited to that which in the opinion of 3DP's legal counsel is legally required to be disclosed.

     7.4 Notification. Both Parties recognize that each may wish to publish the results of their work relating to the Research Program. However, both Parties also recognize the importance of acquiring patent protection on Licensed Products. Consequently, neither Party shall make any publication relating to any Licensed Product until Phase II clinical trials with respect to such Licensed Product have commenced and, thereafter, any proposed publication by either Party shall comply with this Article 7. At least sixty (60) days before a manuscript is to be submitted to a publisher, the publishing Party will provide the JSMC with a copy of the manuscript. If the publishing Party wishes to make an oral presentation, it will provide the JSMC with a copy of the abstract (if one is submitted) at least sixty (60) days before it is to be submitted. The publishing Party will also provide to the JSMC a copy of the text of the presentation, including all slides, posters and any other visual aids, at least sixty (60) days before the presentation is made.

     7.5 Review of Proposed Publications. The JSMC will review the manuscript, abstract, text or any other material provided under Section 7.4 to determine if patentable subject matter is disclosed. The JSMC will notify the publishing Party within thirty (30) days of receipt of the proposed publication if the JSMC determines that patentable subject matter is or may be disclosed, or if the JSMC believes Confidential Information or proprietary information is or may be disclosed. If it is determined by the JSMC that patent applications should be filed, the publishing Party shall delay its publication or presentation for a period not to exceed 90 days from the JSMC's receipt of the proposed publication to allow time for the filing of patent applications covering patentable subject matter. In the event that the delay needed to complete the filing of any necessary patent application will exceed the ninety (90)-day period, the Parties will discuss the need for obtaining an extension of the publication delay beyond the ninety
          (90)-day period. If it is determined by the JSMC that confidential or proprietary information is being disclosed, the JSMC will consult to arrive at an agreement on mutually acceptable modifications to the proposed publication to avoid such disclosure. The publishing Party of any manuscript, text or oral presentation will acknowledge the other Party for its contribution to the material being published or presented and to the Research Program.


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   ARTICLE 8

                    PATENT RIGHTS AND INTELLECTUAL PROPERTY

     8.1 Title to Patent Rights. Subject to the other provisions of this Agreement, and any independent rights in others, the ownership of Research Program Patent Rights shall be determined in accordance with the principles of inventorship and ownership as prescribed by U.S. patent law. Thus, the Parties contemplate that Research Program Patent Rights may be jointly owned by both Parties or owned solely by one Party.

     8.2  Filing of Patent Applications and Expenses.

          8.2.1 BMS has the right but not the obligation to pursue and maintain Research Program Patent Rights that claim Licensed Products at its own cost.

          8.2.2 Where there is co-ownership of such Research Program Patent Rights, BMS shall regularly provide 3DP with copies of all patent office filings and other material submissions and correspondence with various patent offices, in sufficient time to allow for review and comment.

     8.3 Enforcement of Issued Patent Rights. If either Party considers that a Valid Claim of any of the issued Research Program Patent Rights claiming the manufacture, use or sale of Licensed Products is being infringed by a Third Party, it shall notify the other Party and provide it with any evidence of such infringement which is reasonably available. BMS shall have the right but not the obligation, at its own expense, to attempt to remove such infringement by commercially appropriate steps, including a lawsuit. If required by law, 3DP shall join such suit as a Party, at BMS's expense. In the event BMS fails to take commercially appropriate steps with respect to such infringement within six (6) months following notice of such infringement, 3DP shall have the right to do so at its expense, provided that BMS shall not be required to enforce such Research Program Patent Rights against more than one entity or in more than one country at any one time.

     8.4 Recovery of Damages. Any amounts recovered by BMS pursuant to Section 8.3, whether by settlement or judgment shall be reported as Net Sales for the purpose of calculating any applicable royalties to 3DP, after deduction of BMS's reasonable expenses in making such recovery. If 3DP enforces such Research Program Patent Rights pursuant to the provisions of Section 8.3, then 3DP shall retain any amounts recovered thereby.

     8.5 Assistance. The Party not enforcing the Research Program Patent Rights pursuant to Section 8.3, shall provide reasonable assistance to the other Party, including providing access to relevant

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          documents and other evidence and making its employees available, subject to the enforcing Party's reimbursement of any out-of-pocket expenses incurred by the other Party.

     8.6 Third Party Patent Rights. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a patent of any Third Party in the manufacture, use or sale of a Licensed Product or in the conduct of the Research Program, the Parties shall promptly discuss and decide the best way to respond.

                                   ARTICLE 9

                                INDEMNIFICATION

     9.1 Indemnification by BMS. BMS shall indemnify, defend and hold 3DP and its agents, employees and directors (the "3DP Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits related to (a) BMS's performance of its obligations under this Agreement; or (b) product liability for bodily injury and/or property damage related to BMS's development activities with compounds identified under the Research Program and/or with Licensed Products; or (c) the manufacture, use or sale of Licensed Products by BMS and its Affiliates, sublicensees, distributors and agents, except to the extent such claims or suits result from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of the 3DP Indemnitees. Upon the assertion of any such claim or suit, the 3DP Indemnitees shall promptly notify BMS thereof and shall permit BMS to assume direction and control of the defense of the claim (including the selection of counsel and the right to settle it at the sole discretion of BMS, provided that such settlement does not impose any material obligation on the 3DP Indemnitees), and shall cooperate as requested (at the expense of BMS) in the defense of the claim.

     9.2 Indemnification By 3DP. 3DP shall indemnify, defend and hold BMS and its agents, employees and directors (the "BMS Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits related to 3DP's performance of its obligations under this Agreement, except to the extent that such claims or suits result from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of the BMS Indemnitees. Upon the assertion of any such claim or suit, the BMS Indemnitees shall promptly notify 3DP thereof and shall permit 3DP to assume direction and control of the defense of the claim (including the selection of counsel and the right to settle it at the sole discretion of 3DP, provided that such settlement does not impose any material obligation on the BMS Indemnitees), and shall cooperate as requested (at the expense of 3DP) in the defense of the claim.

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  ARTICLE 10

                             TERM AND TERMINATION

     10.1 Term of Research Program. The Research Program shall commence upon the Effective Date, and unless earlier terminated as provided herein, shall expire on the third anniversary of the Effective Date, subject to any extension thereto.

     10.2 Term of Agreement. This Agreement shall commence upon the Effective Date and shall terminate: (a) thirty (30) days after notice, in good faith, by one Party to the other Party, following the termination or expiration of the Research Term or any Extended Research Term, if no compound, which was identified as an Initial Hit, or at least one optimized or developed successor thereto, is being diligently optimized, developed, commercialized and/or sold by BMS or 3DP, or
           (b) upon the identification and commercialization of one or more Licensed Products, upon expiration of the royalty period, as to each Licensed Product in each country in the Territory, as provided in
           Section 5.11.

     10.3 Termination of the Research Program Without Cause. Subject to the provisions of Section 5.5, BMS may terminate the Research Program upon ninety (90)-days advance written notice during the Research Term or any Extended Research Term.

     10.4 Termination Due to Acquisition. During the Research Term or any Extended Research Term, if any major pharmaceutical company, which in the good faith determination of BMS, is a competitor of BMS closes on an acquisition of 3DP (whether through merger, consolidation or acquisition, directly or indirectly, of stock representing fifty percent (50%) or more of the outstanding voting stock or other equity securities of 3DP, sale of all or substantially all the assets of 3DP or otherwise), BMS may terminate the Research Program, but not the other provisions of this Agreement, effective thirty (30) days after written notice is transmitted to 3DP, its parent, successor, or the surviving or new entity, as the case may be, provided such notice shall not be sent until the actual closing date of such transaction. In such case, no termination fees shall be due, but BMS shall continue to fund the Research Program until the effective date of its termination.

     10.5 Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or diligent steps are not taken to cure if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate the Research Program and/or this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60)-day period, the Party alleged to have been in default


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

           shall have: (a) initiated arbitration in accordance with Article 13, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings.

     10.6 No Waiver. The right of a Party to terminate the Research Program and/or this Agreement, as provided in this Article 10, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

     10.7  Insolvency or Bankruptcy.

           10.7.1 Either Party may, in addition to any other remedies available by law or in equity, terminate the Research Program and/or this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

          10.7.2 All rights and licenses granted under or pursuant to this Agreement by BMS or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     10.8   Consequences of Termination of the Research Program.

            10.8.1 In the event of termination of the Research Program by BMS pursuant to the provisions of Sections 10.4, 10.5 and/or 10.7, 3DP shall (i) promptly transfer to BMS copies, whether in written or electronic form, of all data, reports, records and materials (including any Research Program Know-how) in 3DP's possession or control which relate to the Research Program; (ii) return to BMS all relevant records and materials, whether in written or electronic form, in 3DP's possession or control containing Confidential Information of BMS; and (iii) furnish to BMS all unused Substances provided to 3DP by BMS in connection with the Research Program. Thereafter, BMS shall have no further obligation to fund the Research Program, but the remainder of the Agreement shall remain in force and effect until expiration of the term of the Agreement, unless it is sooner terminated as provided in this Agreement.

           10.8.2 In the event of termination of the Research Program by 3DP pursuant to this Article 10, or if BMS terminates the Research Program pursuant to the provisions of Section 10.3, BMS shall (i) promptly transfer to 3DP copies, whether in written or electronic form, of all data, reports, records and materials (including any Research Program Know-how) in BMS's possession or control which relate to the Research Program; (ii) return to 3DP all relevant records and materials, whether in written or electronic form, in BMS's possession or control containing Confidential Information of 3DP; and (iii) furnish to 3DP all unused Substances provided to BMS by 3DP in connection with the Research Program. Thereafter, the remainder of the Agreement shall remain in force and effect until expiration of the term of the Agreement, unless it is sooner terminated as provided in this Agreement.

           10.8.3 Either Party's termination of the Research Program pursuant to Section 10.3, 10.4, 10.5 and/or 10.7 shall be without prejudice to, and shall not affect, any of the Parties' respective rights and obligations under this Agreement that do not specifically relate to the Research Program. Without limiting the generality of the foregoing, BMS's rights to exploit the Licensed Products under any Research Program Patent Rights and Research Program Know-how, if such licenses are in operation, in accordance with the terms of this Agreement, shall not be affected by any such termination.

      10.9 Consequences of Termination of this Agreement. Upon termination of this Agreement, all remaining records and materials in a Party's possession or control containing the other Party's Confidential Information and to which the former Party does not retain rights hereunder shall promptly be returned.

      10.10 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          without prejudice to the rights of either Party against the other. The provisions of Section 3.7, Section 5.15, Section 5.16, Section 6.1 through 6.5, Article 7, Article 8, Article 9, Section 10.8, Section 12.7, Article 13 and Article 14 (except Section 14.7) shall survive any termination of this Agreement.

                                  ARTICLE 11

        DEVELOPMENT, REGULATORY AND COMMERCIALIZATION RESPONSIBILITIES

     11.1 BMS Responsibilities. BMS shall be responsible for all development, regulatory filings and related submissions that are made in connection with the commercialization of Licensed Products developed by BMS and all commercialization activities with respect to Licensed Products, and shall do so at BMS's sole discretion and expense.

     11.2 3DP Responsibilities. 3DP shall be responsible for all development, regulatory filings and related submissions that are made in connection with the commercialization of Licensed Products developed by 3DP, and all commercialization activities with respect to Licensed Products, and shall do so at 3DP's sole discretion and expense.

                                  ARTICLE 12

                        REPRESENTATIONS AND WARRANTIES

     12.1 Authority. Each Party represents and warrants that as of the Effective Date it has the full right, power and authority to enter into this Agreement and that this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

     12.2 Commercially Reasonable Efforts. Each Party represents and warrants that it will use good faith commercially reasonable and diligent efforts to perform its obligations under this Agreement and/or develop and to commercialize Licensed Products, consistent with sound business judgment.

     12.3 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     12.4 No Existing Third Party Rights. Each Party represents and warrants that its obligations under this Agreement are not encumbered by any rights granted by such Party to any Third Parties that are or may be inconsistent with the rights and licenses granted in this Agreement

     12.5 Permitted Use of Targets. BMS represents and warrants that it has the legal right to use and permit 3DP to use all Targets provided to 3DP for Research Program activities under this Agreement.

     12.6 Continuing Representations. The representations and warranties of each Party contained in this Article 12 shall survive the execution and delivery of this Agreement and shall remain true and correct at all times during the Term with the same effect as if made on and as of such later date.

     12.7 Disclaimer of Warranties. 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE 3DP DISCOVERWORKS(R) TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, 3DP OFFERS NO REPRESENTATION OR WARRANTY THAT THE USE OF ALL OR ANY PART OF THE 3DP DISCOVERWORKS(R) TECHNOLOGY UNDER THIS AGREEMENT WILL RESULT IN THE DISCOVERY OR THE SUCCESSFUL COMMERCIALIZATION OF A LICENSED PRODUCT FOR USE AGAINST THE TARGET IN THE FIELD.

                                  ARTICLE 13

                              DISPUTE RESOLUTION

Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof shall be determined by the following procedure:

     13.1 Dispute Resolution Process. Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this Agreement or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

     13.2 Dispute Resolution Panel. If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer of 3DP and the Senior Vice


**Certain portions of this Exhibit have been omitted upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          President of Early Discovery and Applied Technology for BMS, or a comparable position selected by either Party from time to time, for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer and attempt to reach a mutual resolution of the issue.

     13.3 Arbitration. If the matter has not been resolved utilizing the foregoing process and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with these Rules. As set forth in Section 14.15, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                  ARTICLE 14

                           MISCELLANEOUS PROVISIONS

     14.1 Entire Agreement. This Agreement, and the GPCR License and User Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, the PERT Internal Use License and Option Agreement entered into simultaneously with this Agreement, and each of the Exhibits thereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter of this Agreement and cancels and supersedes any all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.

     14.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     14.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of 3DP, BMS and their successors and permitted assigns.

     14.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     14.5 No Implied Licenses. No rights to any other patents, Know-how or technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

     14.6 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     14.7 Restrictions on Unsolicited Activities. BMS agrees that, during the Term of this Agreement, without the prior written consent of the board of directors of 3DP, neither BMS nor any of its Affiliates will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP or its subsidiaries; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets or any subsidiary thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP or any subsidiary or division thereof or of any such successor or controlling person; or (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with any of the foregoing. Nothing contained in this
          Section 14.7 shall prohibit the ownership by BMS of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act; provided, however, that BMS hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

    14.8 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

    14.9 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or BMS as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any Third Party.

    14.10 Notices and Deliveries. Any formal notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, delivered by registered letter (or its equivalent) or delivered by overnight courier service (receipt required), to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

          If to BMS:


          Bristol-Myers Squibb Company
          Route 206 & Province Line Road
          P.O. Box 4000
          Princeton, New Jersey 08543
          ATTN: Vice President and Senior Counsel,
                Pharmaceutical Research Institute

          If to 3DP:                             with a copy to:

          3-Dimensional Pharmaceuticals, Inc.    Morgan, Lewis & Bockius LLP
          Eagleview Corporate Center             502 Carnegie Center
          665 Stockton Drive, Suite 104          Princeton, New Jersey 08540
          Exton, PA  10341
          ATTN: Chief Executive Officer          ATTN: Randall B. Sunberg, Esq.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

    14.11 Public Announcements. The Parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with Article 7; however, neither Party shall use the name of the other Party for promotional purposes.

    14.12 Headings. The captions to the sections and articles in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

    14.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

    14.14 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

    14.15 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

    14.16 Advice of Counsel. BMS and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

    14.17 Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written, each copy of which shall for all purposes be deemed to be an original.



3-DIMENSIONAL PHARMACEUTICALS, INC.            BRISTOL-MYERS SQUIBB COMPANY

By:  /s/ David C. U'Prichard                   By:   /s/ Marilyn Hartig

Name:  David C. U'Prichard, Ph.D.              Name:  Marilyn Hartig, Ph.D.

Title: Chief Executive Officer                 Title:  VP, External Sciences
                                                        & Technology

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT A

                      DIRECTED DIVERSITY(R) PATENT RIGHTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010000     System and Method of Automatically              08/306,915     09/16/94       5,463,564            10/31/95
                  Generating Chemical Compounds with Desired
                  Properties

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010001     System and Method  of Automatically             08/535,822     09/28/95       5,574,656            11/12/96
                  Generating Chemical Compounds with Desired
                  Properties

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010002     System and Method of Automatically              08/698,246     08/15/96       5,684,711            11/04/97
                  Generating Chemical Compounds with Desired
                  Properties

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0010003     System, Method and Computer Program             08/904,737     08/01/97       5,901,069            05/04/99
                  Product for At Least Partially
                  Automatically Generating Chemical
                  Compounds with Desired Properties From a
                  List of Potential Chemical Compounds to
                  Synthesize

-----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

-----------------------------------------------------------------------------------------------------------------------------------
 1503.001AU00     System and Method of Automatically              36280/95       09/11/95       688598               09/17/98
                  Generating Chemical Compounds with Desired
                  Properties

----------------------------------------------------------------------------------------------------------------------------------
 1503.001AU10     System and Method of Automatically              71886/98       01/12/98       710152               01/20/00
                  Generating Chemical Compounds with Desired
                  Properties

----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
 1503.001EP00     System and Method of Automatically              95933748.6     09/11/95       0781436              07/02/97
                  Generating Chemical Compounds with Desired                                    (Published)          (Publication
                  Properties                                                                                         date)

----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
 1503.001IL00     System and Method of Automatically              115292         09/14/95       115292               10/28/99
                  Generating Chemical Compounds with Desired
                  Properties

----------------------------------------------------------------------------------------------------------------------------------

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.001IL10     Computer Based System and Method of             125017         06/19/98       125017               10/28/99
                  Automatically Generating Chemical Compounds

-----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

-----------------------------------------------------------------------------------------------------------------------------------
 1503.001JP00     System and Method of Automatically              510247/1996    09/11/95       505832/1998          06/09/98
                  Generating Chemical Compounds with Desired                                    (Published)         (Publication
                  Properties                                                                                         date)

----------------------------------------------------------------------------------------------------------------------------------
 1503.001PC00     System and Method of Automatically              PCT/US95/      09/11/95       WO 96/08781          03/21/96
 (Now in Nat      Generating Chemical Compounds with Desired
 Phase)           Properties                                      11365                         (Published)         (Publication
                                                                                                                     date)

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

 ---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

----------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
  [**]            [**]                                            [**]           [**]

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.020EP01     System, Method and Computer Program             97948320.3     11/04/97       0935784              08/18/99
                  Product for Identifying Chemical Compounds                                    (Published)          (Publication
                  Having Desired Properties                                                                          date)

----------------------------------------------------------------------------------------------------------------------------------
 1503.020EP02     System, Method, and Computer Program            97946679.4     11/04/97       0935789              08/18/99
                  Product for the Visualization and                                             (Published)          (Publication
                  Interactive Processing and Analysis of                                                              date)
                  Chemical Data

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.020PC01     System, Method and Computer Program             PCT/US97/      11/04/97       WO 98/20437          05/14/98
 (Now in Nat      Product for Identifying Chemical Compounds      20918                         (Published)          (Publication
 Phase)           Having Desired Properties                                                                          date)

---------------------------------------------------------------------------------------------------------------------------------
 1503.020PC02     System, Method, and Computer Program            PCT/US97/      11/04/97       WO 98/20459          05/14/98
 (Now in Nat      Product for the Visualization and               20919                         (Published)          (Publication
 Phase)           Interactive Processing and Analysis of                                                             date)
                  Chemical Data

---------------------------------------------------------------------------------------------------------------------------------
 1503.020PC03     System, Method, and Computer Program            PCT/US99/      05/07/99       WO 99/57686          11/11/99
                  Product for Representing Proximity Data in      09963                         (Published)          (Publication
                  A Multi-dimensional Space                                                                          date)

----------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]                                            [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]             [**]


----------------------------------------------------------------------------------------------------------------------------------

Exhibit A

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT B

                          THERMOFLUOR(R)PATENT RIGHTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.0110001          Microplate Thermal Shift Assay for         08/853,464     05/09/97       6,020,141            02/01/00
                       Ligand Development and
                       Multi-variable Protein Chemistry
                       Optimization

---------------------------------------------------------------------------------------------------------------------------------
 1503.0110002          Microplate Thermal Shift Assay for         08/853,459     05/09/97       6,036,920            03/14/00
                       Ligand Development and
                       Multi-variable Protein Chemistry
                       Optimization

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]

--------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

--------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.011EP03          Microplate Thermal Shift Assay and         97927628.4     05/09/97       0914608              05/12/99
                       Apparatus for Ligand Development                                         (Published)          (Publication
                       and Multi-variable Protein                                                                     date)
                       Chemistry Optimization

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Patent No.         Issue Date

   SKGF Ref.                         Title                        Serial           Filing       (if applicable)         (if
                                                                  Number            Date                             applicable)

-----------------------------------------------------------------------------------------------------------------------------------
 1503.011HU03          Microplate Thermal Shift Assay and         P9902418       05/09/97       P9902418             11/29/99
                       Apparatus for Ligand Development                                         (Published)          (Publication
                       and Multi-variable Protein                                                                    date)
                       Chemistry Optimization

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.011PC03          Microplate Thermal Shift Assay and         PCT/US97/08    05/09/97       WO 97/42500          11/13/97
                       Apparatus for Ligand Development           154                           (Published)          (Publication
                       and Multi-variable Protein                                                                    date)
                       Chemistry Optimization

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]

---------------------------------------------------------------------------------------------------------------------------------
 1503.031PC01          High Throughput Method for                 PCT/US98/24    11/12/98       WO 99/24050          05/20/99
 (Now in Nat Phase)    Functionally Classifying Proteins          035                           (Published)          (Publication
                                                                                                                     date)

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------
 [**]                  [**]                                       [**]           [**]

---------------------------------------------------------------------------------------------------------------------------------

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT C

                             RESEARCH PLAN OUTLINE

  [**]







** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Exhibit C

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                             [**]                [**]                [**]

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--------------------------------------------------------------------------------
   [**]   [**]         7/2

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   [**]    [**]                          9/18

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   [**]    [**]                                    11/9

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   [**]   [**]

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   [**]   [**]

---------------------


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                               DISCOVERWORKS(TM)
                  NONEXCLUSIVE LICENSE AND PURCHASE AGREEMENT

THIS DISCOVERWORKS(TM) NONEXCLUSIVE LICENSE AND PURCHASE AGREEMENT is made as of July 7, 2000, by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having its principal place of business at Route 206 & Province Line Road, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). Either 3DP or BMS may be referred to herein as a "Party" or, collectively, they may be referred to as the "Parties."

                                   RECITALS
                                   --------

WHEREAS, 3DP has developed and patented certain technology known as DirectedDiversity(R), which generates and identifies chemical compounds having desired biological, chemical and other properties;

WHEREAS, 3DP has developed and patented certain technology and processes known as ThermoFluor(R) Protein Characterization and Screening Technology, which provides a useful readout for target characterization and compound library screening;

WHEREAS, BMS is engaged in research and development of biologically active compounds for the treatment of human disease;

WHEREAS, BMS wishes to license certain DirectedDiversity(R) patent rights and ThermoFluor(R) technology from 3DP for DiscoverWorks(TM), on a nonexclusive basis;

WHEREAS, BMS also wishes to purchase from 3DP certain ThermoFluor(R) instruments; and

WHEREAS, the Parties desire to enter into this Agreement to set forth the licensing and purchase terms for such rights;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, and intending to be legally bound, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

     1.1 "Affiliate" means with respect to either Party, any corporation or other business entity, which controls, is controlled by, or is under common control with such

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

          Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty (50%) of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint at least fifty (50%) of the members of the governing body of the corporation or other entity.

     1.2 "Agreement" means this DiscoverWorks(TM) Nonexclusive License and Purchase Agreement including its Exhibits, as may be amended from time to time.

     1.3 "BMS Site" means only (a) the BMS pharmaceutical research and development facilities located in Lawrenceville, New Jersey, U.S.A.; Hopewell, New Jersey, U.S.A.; Wallingford, Connecticut, U.S.A.; Candiac, Quebec, Canada; (b) [**].

     1.4 "Collaboration Agreement" means the DiscoverWorks(TM) Drug Discovery Collaboration Agreement entered into between the Parties and dated of even date herewith.

     1.5 "Confidential Information" means all technical and/or commercial information that has or could have commercial value or other utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including information, inventions, data, and materials relating to the DirectedDiversity(R) Patent Rights or to the ThermoFluor(R) Technology, and Know-how, and shall include, without limitation, whether in oral, written, graphic or electronic form, research, technical, manufacturing, marketing, financial, personnel and other business information and plans; chemical, pharmacological, toxicological, clinical, analytical and quality control data; case report forms, data and analysis; and reports or summaries and information contained in and submissions to and information from ethical committees and regulatory authorities, except to the extent that the Party receiving the Confidential Information (the "Receiving Party") from the other Party (the "Disclosing Party") can establish that such Confidential Information:
          (a) was already known to the Receiving Party, other than under a continuing obligation of confidentiality to the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its original disclosure to the Receiving Party, and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by or for the Receiving Party without benefit of the Confidential Information received from the Disclosing Party, and without breach of any of the provisions of this Agreement;

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission or (f) the Disclosing Party has specifically agreed, in writing, that the Receiving Party may disclose such Confidential Information.

     1.6 "DirectedDiversity(R) Field" means the research, development and commercialization of chemical compounds for use in pharmaceutical and diagnostic products.

     1.7 "DirectedDiversity(R) Patent Rights" means 3DP's U.S. and Canadian patent applications or issued patents, as well as those for one or more countries of the European Patent Community, all of which are identified in EXHIBIT A, including any divisionals, continuations, reissues, and reexaminations thereof, any patents issuing therefrom, and any extensions and supplementary protection certificates based thereon.

     1.8 "DiscoverWorks"(TM) means the technology platform consisting of the DirectedDiversity(R) Patent Rights and the ThermoFluor(R) Technology.

     1.9 "Effective Date" means the later of: (a) the date of this Agreement as set forth above; or (b) the date which all of the following documents between the Parties have been executed: this Agreement, the GPCR License and User Agreement, the DiscoverWorks(TM) Drug Discovery Collaboration Agreement, and the PERT Internal Use License and Option Agreement.

     1.10 "FTE" means a full time equivalent scientific employee (i.e., one full-time, or multiple part-time employees aggregating to one full-time employee) employed by 3DP and assigned to work on the development of or training on Instruments with such time and effort to constitute one employee working on development of or training on Instruments on a full time basis consistent with normal business and scientific practice (at least forty (40) hours per week of dedicated effort; on an annual basis, such weekly effort for at least forty-eight (48) weeks per year). In no event, does an FTE include a subcontractor.

     1.11 "Improvement" means any inventions and/or discoveries that result in improvements or enhancements to the ThermoFluor(R) Technology or to previous Improvements, made by 3DP or BMS, whether patented or unpatented, conceived or first reduced to practice during the term of this Agreement.

     1.12 "Instrument" means a ThermoFluor(R) I Instrument or a ThermoFluor(R) II Instrument, or any successor to or modification of either.

     1.13 "Intellectual Property" means any and all patents, copyrights, design rights, mask work rights, trademarks, service marks, as well as any registrations and applications to register any such rights, rights in the nature of any of the aforementioned rights, trade secrets, Know-how, and any other intellectual or

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission industrial property rights of any kind whatsoever in the United States, Canada or the European Patent Community.

     1.14 "Know-how" means unpatented technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests, and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), and laboratory records.

     1.15 "Manufactured Cost" shall mean the fully-allocated standard cost of:
          (i) the direct raw materials cost of materials actually used in the manufacture of an Instrument; (ii) the direct labor cost for producing the Instrument; (iii) the direct operating costs of buildings, resources and equipment dedicated to, as well as allocated depreciation and repairs and maintenance for the building and equipment actually used in, such production; and (iv) any quality and in-process control in producing the Instrument.

     1.16 "Object Code" means machine-executable computer software code in binary form.

     1.17 "Scriptgen Patent Rights" means the U.S. and Canadian patent applications or issued patents as well as those for one or more members of the European Patent Community, all of which are identified in EXHIBIT B, including any divisionals, continuations, continuations-in-part, reissues, reexaminations and renewals thereof, any patents issuing therefrom, and extensions and supplementary protection certificates based thereon, filed or granted to Scriptgen Pharmaceuticals, Inc.

     1.18 "Source Code" means computer software source code for the ThermoFluor(R) Software.

     1.19 "ThermoFluor(R) Field" means the research, development and commercialization of chemical compounds for use in therapeutic and diagnostic products, except that during the period from the Effective Date until[**], it shall not include the use of any proteins to discover or develop a drug that exerts a therapeutic effect in[**], nor include other [**] targets, except in connection with Improved Hits, as defined in the Collaboration Agreement.

     1.20 "ThermoFluor(R) I Instrument" means the current production format instrument produced by 3DP and/or contractors (or such modifications or improvements developed and implemented by 3DP prior to the initial installations at BMS), based on [**] well sample plates, and requiring approximately [**] hours to cycle each plate.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

     1.21 "ThermoFluor(R) II Instrument" means an instrument that produces:

               (a) detection sensitivity and intraplate detection precision at least equivalent to the performance of ThermoFluor(R) I Instruments;

                (b) support for reading [**] microtitre plates, allowing a [**];

                (c) approximately a [**] decrease in target protein consumption per well relative to ThermoFluor(R) I Instruments; and

                (d) a remote communications interface and a mechanical interface which will allow integration with a plate stacker or a larger automated screening system.

     1.21 "ThermoFluor(R) Patent Rights" means 3DP's U.S., Canadian and European Patent Community ("EPC") patent applications or patents issued in the United States, Canada, and one or more countries of the EPC, as identified in EXHIBIT C, including any divisionals, continuations, reissues and reexaminations thereof, any patents issuing therefrom, and extensions based thereon.

     1.22 "ThermoFluor(R) Software" means computer Object Code required for processing raw fluorescent image data and reducing such data to protein melting point values and melting point shifts, associated thermodynamic parameters, and ligand binding constants and includes a Graphical User Interface for setting experimental run parameters (unless otherwise implemented through a programmable logic controller integrated as part of the Instruments) and flexibly viewing and manipulating data, and runs in a Windows NT Environment and writes output data tables.

     1.23 "ThermoFluor(R) Technology" means the ThermoFluor(R) Patent Rights, the ThermoFluor(R) Software, the proprietary 3DP Know-how used to evaluate ligand-binding parameters, and other Intellectual Property related thereto.

     1.24 "Third Party" means any person or entity other than a Party or any of its Affiliates.

     1.25 "Update" means any bug fix, improvement, enhancement, update or upgrade, and any successor version of the ThermoFluor(R) Software created by 3DP in the normal course of its business.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   ARTICLE 2

                      DIRECTEDDIVERSITY(R) PATENT LICENSE

     2.1 Nonexclusive DirectedDiversity(R) Patent License. Subject to the terms and conditions of this Agreement, 3DP hereby grants BMS and its Affiliates a nontransferable, nonsublicensable, nonexclusive, nonroyalty-bearing license at the BMS Sites under the DirectedDiversity(R) Patent Rights solely in direct support of BMS's and its Affiliates' internal pharmaceutical research and development activities in the DirectedDiversity(R) Field [**].

     2.2 Limitations on DirectedDiversity(R) Patent Rights License Grant. Including, without limitation, in connection with activities expressly permitted under Section 2.1:

          2.2.1 BMS and its Affiliates may not operate under the DirectedDiversity(R) Patent Rights on behalf of any Third Parties such as, for example, in connection with providing research or development services to any Third Party on a contractual basis;

          2.2.2 Subject to the provisions of Section 12.4, BMS and its Affiliates may not assign or sublicense its license to the DirectedDiversity(R) Patent Rights to any Third Party; and

          2.2.3 BMS and its Affiliates may not provide services to any Third Party with respect to DirectedDiversity(R) Patent Rights.

     2.3 3DP Retained Rights. Any rights of 3DP not expressly granted to BMS and its Affiliates under the provisions of this Article 2 shall be retained by 3DP, including, without limitation, 3DP's right to exploit the DirectedDiversity(R) Patent Rights for any application within or outside the DirectedDiversity(R) Field.

     2.4  License Fee.

          2.4.1  In consideration of the license grants provided for in this
                 Article 2 for the four named BMS Sites[**], BMS agrees to pay to 3DP a nonrefundable license fee of [**] within thirty (30) days of the Effective Date.

          2.4.2  In consideration of the license grants provided for in this
                 Article 2 for[**], BMS shall pay to 3DP a nonrefundable license fee of [**] within thirty (30) days of BMS notifying 3DP that it intends to practice the DirectedDiversity(R) Patent Rights at such BMS Site.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   ARTICLE 3

                                  INSTRUMENTS

     3.1  ThermoFluor(R) I Instruments.

          3.1.1 BMS will purchase, within [**] of the Effective Date, at least [**] ThermoFluor(R) I Instruments from 3DP, [**].

          3.1.2 The cost per ThermoFluor(R) I Instruments shall be indexed annually to the U.S. Consumer Price Index (CPI) and adjusted for each ThermoFluor(R) Instrument ordered beginning with the first quarter of the year 2001.

          3.1.3 3DP shall, at BMS's request, deliver up to the first [**] of such purchased ThermoFluor(R) I Instruments within [**] from the date such ThermoFluor(R) I Instruments are ordered. Additional ThermoFluor(R) I Instruments shall be delivered to BMS on a schedule mutually agreed upon by the Parties after such [**] period.

     3.2  ThermoFluor(R) II Instruments.

          3.2.1 BMS may purchase ThermoFluor(R) II Instruments from 3DP at 3DP's Manufactured Cost of each ThermoFluor(R) II Instrument, plus [**], per ThermoFluor(R) II Instrument.

          3.2.2 As of the Effective Date of the Agreement, pursuant to the terms of the Collaboration Agreement, [**]. These services shall be compensated by BMS, as provided in the Collaboration Agreement.

          3.2.3 ThermoFluor(R) II Instruments shall be delivered to BMS on a schedule mutually agreed upon by the Parties.

     3.3 Other Instruments. BMS shall have the right to define criteria and/or specifications to 3DP for an Instrument that is neither strictly a ThermoFluor(R) I Instrument nor strictly a ThermoFluor(R) II Instrument, and if 3DP is able to provide such an Instrument, the parties will negotiate in good faith on a price and delivery schedule that will apply to such an Instrument.

     3.4  Fees.

          3.4.1 In consideration of the rights granted in this Article 3 for the BMS Sites described in Sections 1.3(a) and 1.3(b), BMS agrees to pay to 3DP a nonrefundable fee of [**] within thirty
                 (30) days of the Effective Date.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

          3.4.2 In consideration of the rights granted in this Article 3 for each BMS Site described in Section 1.3(c), BMS shall pay to 3DP a nonrefundable fee of [**] within thirty (30) days of the Effective Date.

          3.4.3 If BMS purchases more than [**] Instruments, BMS shall pay 3DP an additional fee of [**] per Instrument, for each Instrument purchased beyond the initial [**] Instruments.

          3.4.4 BMS may request that 3DP supply integrated sample handling robotics for Instruments sold to BMS. Supply by 3DP of integrated sample handling robotics for any Instrument shall be at an agreed upon cost for each Instrument.

     3.5  [**]

     3.6 Nonexclusive ThermoFluor(R) Technology License. Subject to the terms and conditions of this Agreement, 3DP hereby grants BMS and its Affiliates a nontransferable, nonsublicensable, nonexclusive, nonroyalty-bearing license at the BMS Sites under: (a) the ThermoFluor(R) Technology and (b) any Improvements to the ThermoFluor(R) Technology or any Improvements thereto made by or for 3DP [**], and under all patent, copyright, trademark, trade secret and other Intellectual Property rights inherent therein and appurtenant thereto; which license shall be solely for BMS's and its Affiliates' internal business purposes of using the Instruments within, and subject to the use restrictions in, the ThermoFluor(R) Field [**].

     3.7 Grantback Rights to Improvements to the ThermoFluor(R) Technology. For a period of [**] from the Effective Date, BMS and its Affiliates agree that each will promptly make full written disclosure to 3DP of any and all Improvements that BMS or its Affiliates conceives or makes or has made to the ThermoFluor(R) Technology and to any Improvements thereto. BMS and its Affiliates hereby grant to 3DP, or its designee, a semi-exclusive (exclusive except as to BMS and its Affiliates), perpetual, non-royalty-bearing license, including the right to transfer and sublicense such license, to all of BMS's and its Affiliates' worldwide right, title, and interest in and to any and all Improvements, solely for use with applications involving ThermoFluor(R) Technology and/or Instruments, and under all patent, copyright, trademark, trade secret and other Intellectual Property rights inherent therein and appurtenant thereto.

     3.8 Transfer of Improvements to BMS. For a period of [**] after the Effective Date, 3DP agrees that it will promptly make full written disclosure to BMS of any and all Improvements that 3DP conceives or makes or has made to the ThermoFluor(R) Technology and to any improvements thereto and/or which 3DP has the right to provide hereunder, and 3DP will facilitate the transfer of such

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

          Improvements to BMS. Such transfer shall occur no later than six (6) months after such Improvements have been validated by 3DP.

     3.9 Ownership; 3DP Retained Rights. 3DP shall solely (as to BMS) own all Intellectual Property rights in the ThermoFluor(R) Technology and Improvements it makes or has made or receives rights thereto (other than to Improvements made exclusively by BMS or jointly by BMS and
          3DP). BMS does not acquire any rights in the ThermoFluor(R) Technology or Improvements made exclusively by 3DP thereto, other than those license rights expressly specified in this Agreement. Any Improvement made jointly by 3DP and BMS shall be owned jointly by 3DP and BMS.

     3.10 Nonexclusive Scriptgen Patent Rights Sublicense. Subject to the terms and conditions of this Agreement, 3DP hereby grants BMS and its Affiliates a nontransferable, nonsublicensable, nonexclusive, non-royalty-bearing sublicense at the BMS Sites under the Scriptgen Patent Rights solely for BMS's and its Affiliates' internal business purposes of using the Instruments within, and subject to the use restrictions in, the ThermoFluor(R) Field [**].

     3.11 Limitations on ThermoFluor(R) Technology License and the Scriptgen Patent Rights Sublicense. Except as permitted under Sections 3.5 and 3.9:

          3.11.1 BMS and its Affiliates may not operate under the ThermoFluor(R) Technology and/or the Scriptgen Patent Rights on behalf of any Third Party, such as, for example, in connection with providing research or development services to any Third Party on a contractual basis.

          3.11.2 BMS and its Affiliates may not sublicense or assign the Scriptgen Patent Rights and may not transfer or share the ThermoFluor(R) Technology with any Third Party.

          3.11.3 BMS and its Affiliates may not provide services to any Third Party with respect to the ThermoFluor(R) Technology or the Scriptgen Patent Rights.

          3.11.4 Notwithstanding the purchase of the Instruments or the license grants in Sections 3.5 and 3.9, in no event shall BMS or its Affiliates be permitted to use the Instruments, the ThermoFluor(R) Technology or the Scriptgen Patent Rights with any [**].

          3.11.5 No rights to manufacture, modify or develop Instruments are granted by this Agreement.

     3.12 ThermoFluor(R) Software Restrictions. Except as may be permitted pursuant to the terms of the escrow agreement entered into among 3DP, BMS and the Escrow Agent pursuant to Section 4.4, BMS shall not: (a) exceed the scope of the license

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission granted in this Article 3; (b) reverse engineer, decompile, disassemble or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the ThermoFluor(R) Software; (c) tamper with, alter, adjust, add to, copy or disseminate the ThermoFluor(R) Software; (d) modify, translate or create derivative works based on the ThermoFluor(R) Software without the prior written consent of 3DP;
          (e) possess or use the ThermoFluor(R) Software or any portion thereof, other than in machine-readable Object Code; or (f) remove any copyright, trademark, patent or other proprietary notices which appear on the ThermoFluor(R) Software or copies thereof.

     3.13 Packaging and Delivery.

          3.13.1 Unless BMS reasonably requests otherwise, all Instruments purchased by BMS shall be packed for shipment and stored in accordance with 3DP's then-standard commercial practices. It is BMS's obligation to notify 3DP of any special packaging requirements, which requirements 3DP shall use reasonable efforts to comply with at BMS's sole expense.

          3.13.2 All deliveries of the Instruments by 3DP to BMS under this Agreement shall be F.O.B., 3DP's distribution center for the Instruments. Title and risk of loss, delay or damage shall pass from 3DP to BMS at the time of delivery of each shipment of the Instruments to the originating carrier at 3DP's manufacturing or storage facility. Deliveries will be made "Freight Collect" with all freight insurances, duties, customs, import fee, brokerage charges, documentation, and related costs to be paid by BMS.

          3.13.3 Upon receipt of each Instrument, BMS agrees to inspect, promptly and thoroughly, such Instruments for any damage or defects in materials and workmanship. In the event that any Instrument is damaged or contains defects in materials or workmanship, BMS shall promptly provide 3DP with written notice thereof. Such notice must be received by 3DP within thirty (30) business days after the date BMS receives the Instruments and must specify, with particularity, the manner in which the Instrument is damaged or defective. In the absence of such notification within said period of time, BMS shall be deemed to have accepted the Instruments as undamaged and without defects, and all claims with respect thereto, except for claims of defects that could not reasonably have been discovered by a thorough inspection of the Instruments, shall be deemed waived by BMS, irrespective of whether the facts giving rise to such claims shall have been discovered.

          3.13.4 Notwithstanding anything to the contrary in this Agreement or otherwise, BMS's sole remedy and 3DP's sole responsibility with respect to any Instrument that is damaged or defective, as a result of any 3DP action or negligence, or any other liability, shall be to repair or replace the damaged

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission or defective Instrument, or to refund the price paid by BMS therefor. 3DP shall be obligated to pay for or to reimburse BMS for any freight or insurance costs associated with the return to 3DP of any Instruments that are damaged or defective, provided that such return and the method thereof is authorized in advance by 3DP.

     3.14 Instrument Warranty. 3DP warrants to BMS good title to each Instrument at the time of delivery thereof to BMS.

     3.15 Disclaimer. EXCEPT AS SET FORTH IN SECTION 3.13, 3DP PROVIDES THE THERMOFLUOR(R) SOFTWARE AND INSTRUMENTS "AS IS" AND WITHOUT WARRANTY, AND 3DP DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, STATUTORY, ORAL OR WRITTEN), INCLUDING, BUT NOT LIMITED TO, ANY AND ALL IMPLIED WARRANTIES OF CONDITION, PERFORMANCE, SATISFACTORY QUALITY, TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT 3DP KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

                                   ARTICLE 4

                          OBLIGATIONS OF THE PARTIES

     4.1 Efforts. Each party shall use good faith, commercially-reasonable efforts to perform its responsibilities under this Agreement. As used herein, the term "commercially-reasonable efforts" will mean efforts consistent with such Party's prudent scientific and business judgment in accordance with its internal practices as applied to other programs of similar scientific and commercial potential.

     4.2 Training; Support; Maintenance. 3DP will provide up to [**] days of training, by telephone, or for BMS Sites in the United States, personal training at such BMS Site (with BMS promptly reimbursing 3DP for out-of-pocket business travel and living expenses related to such travel, and scheduling each visit to use at least one full day of training at a BMS Site) to BMS per each Instrument purchased by BMS, up to a maximum of [**] days, until the [**] anniversary of the Effective Date. 3DP will provide additional training and support as requested by BMS at a cost to be negotiated by the Parties in good faith. The Parties acknowledge that service and maintenance on the Instruments purchased by BMS may be provided through a contract with a Third Party.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

     4.3 Updates. 3DP shall provide Updates to the ThermoFluor(R) Software to BMS without additional charge to BMS, as they are released by 3DP from time to time, until the fourth anniversary of the Effective Date.

     4.4 Disclosure of Results; Reports. BMS shall supply to 3DP, at a minimum, quarterly written reports presenting a meaningful summary of the work performed under the ThermoFluor(R) Technology, as well as with the Instruments.

     4.5 Escrow of Source Code. Promptly after the Effective Date, 3DP shall deposit with a Third Party, mutually-acceptable to the Parties (the "Escrow Agent"), a copy of the ThermoFluor(R) Source Code. Pursuant to an agreement to be entered into among 3DP, BMS and the Escrow Agent, the Escrow Agent shall release such Source Code to BMS in the event 3DP: (i) files a petition for bankruptcy; (ii) has such a petition filed against it which has not been dismissed within ninety (90) days;
          (iii) becomes insolvent; (iv) makes an assignment for the benefit of creditors or other equitable arrangement or composition; (v) ceases doing business; or (vi) ceases to support or maintain the ThermoFluor(R) Software. 3DP shall bear all costs and expenses with respect to such escrow arrangement. Following the initial deposit, 3DP shall be obligated to notify BMS of any update to the Source Code held in escrow at least every calendar quarter through the fourth anniversary of the Effective Date.

                                   ARTICLE 5

                                 PAYMENT TERMS

     5.1 Mode of Payment. All payments to 3DP hereunder shall be made by wire transfer of United States Dollars in the requisite amount to such bank account as 3DP may designate by timely notice to BMS. Payments shall be free and clear of any taxes, fees or charges, to the extent applicable.

     5.2 Late Payments. All amounts payable by BMS hereunder, shall be paid by BMS to 3DP in full, without any right of set-off or deduction. BMS shall pay interest on all amounts past due at the annual rate of one percent (1%) over the prime rate of interest reported in The Wall Street Journal for the date such amount was due.


                                   ARTICLE 6

                                CONFIDENTIALITY

     6.1 Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for ten (10) years thereafter, each Party, as a Receiving Party, that receives Confidential Information from the other Party, shall keep, and shall take

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission steps, not fewer than it takes to protects its own valuable, proprietary information, and not less than reasonable measures, to attempt to ensure that its officers, directors and employees keep, confidential, and shall not publish or otherwise disclose, and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information (including without limitation, Know-how) furnished to it by its Disclosing Party pursuant to this Agreement.

     6.2  Written Assurances and Permitted Uses of Confidential Information.

          6.2.1 The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent the Receiving Party is compelled to disclose such information by a judicial or administrative authority of competent jurisdiction, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, provided however, that in such case, the Receiving Party shall timely give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said authority. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed, and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          6.2.2 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 6.2 shall be treated by each Party as Confidential Information of the other Party.

          6.2.3 To the extent that it is reasonably necessary or appropriate to fulfill its obligations to comply with the rules controlling disclosure of material information during patent examination, either Party may disclose Confidential Information received from the other Party to the United States Patent & Trademark Office or the Canadian or the European Patent Offices.

     6.3 Permitted Disclosures for Business Development Purposes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities; provided, however, any such recipient of such Confidential Information shall agree in writing to keep such terms confidential for the same time periods and to an equivalent extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, BMS acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it files a

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission registration statement with respect to its shares or it becomes a public company as required by applicable U.S. law; provided however, the terms of this Agreement and the copy submitted to the applicable governmental agency shall be redacted such that the extent of any such disclosure shall be limited to that which in the reasonable opinion of 3DP's legal counsel is legally required to be disclosed.

                                   ARTICLE 7

                        PATENT RIGHTS AND INFRINGEMENT

     7.1 DirectedDiversity(R) Patent Rights and ThermoFluor(R) Patent Rights. 3DP agrees to use commercially-reasonable efforts to prepare, file, prosecute and maintain the DirectedDiversity(R) Patent Rights and the ThermoFluor(R) Patent Rights, at 3DP's expense, in a manner deemed appropriate in 3DP's sole judgment, and use commercially-reasonable efforts to decide whether to file, and, if so, to prepare, file, prosecute and maintain any jointly-owned patent rights, as anticipated in Section 3.8, at equally-shared expense, with due consideration of BMS's input, but in a manner deemed appropriate in 3DP's sole judgment. 3DP agrees to keep BMS materially advised of the status of all relevant DirectedDiversity(R) Patent Rights and the ThermoFluor(R) Patent Rights, and jointly-owned patent rights, upon reasonable written request from BMS.

     7.2 BMS Patent Rights. BMS agrees to keep 3DP materially advised of the status of all patent rights filed by or granted to BMS and/or its Affiliates which are based on, derived from, improvements of and/or related to DirectedDiversity(R) Patent Rights and/or ThermoFluor(R) Technology, and under which 3DP has rights, according to the provisions of Section 2.2.

     7.3 Cooperation. Each Party agrees to endeavor in good faith to coordinate its efforts with the other Party in order to minimize or avoid interference with the patent prosecution or rights of the other Party with respect to patent rights under which the other Party has a license.

     7.4 Infringement by Third Parties. In the event that BMS becomes aware of any infringement by one or more Third Parties of any of the patents within DirectedDiversity(R) Patent Rights or within the ThermoFluor(R) Patent Rights, or of any rights in the ThermoFluor(R) Software, BMS shall promptly notify 3DP. 3DP shall respond to any such infringement by Third Parties in a manner deemed appropriate by 3DP, in its sole judgment.

     7.5 Third Party Patent Rights. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a patent of any Third Party with respect to operations under the DirectedDiversity(R) Patent Rights or the ThermoFluor(R) Technology,

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission the Parties shall promptly discuss and decide what response is in the best interests of the Parties.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

     8.1 Authority. Each Party represents and warrants that it has the full right, power and authority to execute, deliver and perform its obligations pursuant to this Agreement.

     8.2 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

     8.3 No Unauthorized Operations Under DirectedDiversity(R) Patent Rights and the ThermoFluor(R) Technology. BMS represents and warrants that it will not operate, or permit another, about which it has knowledge and with which it has a relationship, to operate, under the DirectedDiversity(R) Patent Rights or the ThermoFluor(R) Technology at any site that is not a BMS Site.

     8.4 Patents. 3DP represents and warrants that Exhibit A and Exhibit C are accurate and complete, and identify all patent rights owned by 3DP, as of the Effective Date, which are believed necessary for the use of the methods and technology claimed in the DirectedDiversity(R) Patent Rights and the ThermoFluor(R) Patent Rights, in accordance with the licenses granted hereunder. [**].

     8.5 Disclaimer of Warranties. EXCEPT AS SET FORTH IN SECTION 3.13, 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DIRECTEDDIVERSITY(R) PATENT RIGHTS, THE THERMOFLUOR(R) TECHNOLOGY, OR THE INSTRUMENTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 9

                             TERM AND TERMINATION

     9.1 Term. This Agreement shall commence upon the Effective Date and shall expire upon the expiration of all of the licenses granted in Article 2 and Article 3. The license grant to BMS pursuant to Article 2 shall terminate upon the expiration or lapse of the last-to-expire DirectedDiversity(R) Patent Rights listed in Exhibit A,

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission and the license grant to BMS pursuant to Article 3 shall terminate upon the expiration or lapse of the last-to-expire ThermoFluor(R) Patent Rights listed in EXHIBIT C.

     9.2 Termination for Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give notice to the allegedly breaching Party to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or diligent and ongoing steps are not taken to cure, if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60) day period, the Party alleged to have been in default shall have: (a) initiated arbitration in accordance with the provisions of Section 10.1, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings.

     9.3 No Waiver. The right of a Party to terminate this Agreement, as provided in Section 9.2, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

     9.4  Insolvency or Bankruptcy.

          9.4.1 Either Party may, in addition to any other remedies available by law or in equity, terminate this Agreement by written notice to the other Party in the event that the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for 90 days undismissed, unbonded and undischarged.

          9.4.2 All rights and licenses granted under or pursuant to this Agreement by BMS or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property," as defined under
                 Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such relevant intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.

     9.5 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Section 2.3, Section 3.6, Section 3.7, Section 3.8,
          Section 3.13, Section 3.14, Section 4.5, Section 5.2, Article 6,
          Section 8.5, Section 9.5, Article 10, Article 11 and Article 12 (except Section 12.5) shall survive any termination of this Agreement.

     9.6 Return of Confidential Information. Upon termination of this Agreement by 3DP pursuant to Section 9.2 or 9.4, BMS will promptly return all 3DP Confidential Information related to ThermoFluor(R) Technology transferred to it under this Agreement, whether in oral, written, graphic or electronic form, and will cease all use of ThermoFluor(R) Technology; provided, however, that BMS shall thereafter continue to have all rights to use any information or results obtained by BMS from its use of ThermoFluor(R) Technology during the term of this Agreement, and 3DP will return all BMS Confidential Information received hereunder. Notwithstanding the provisions above in Section 9.6, BMS may retain and use 3DP Confidential Information related to ThermoFluor(R) Technology solely with respect to the Instruments it has purchased from 3DP hereunder, but not to build or modify any Instrument, or any instrument performing the same or similar function to an Instrument, and not to disclose to or use such information for any Third Party.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   ARTICLE 10

                               DISPUTE RESOLUTION

10.1 Dispute Resolution. Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof, shall be determined by the following procedure.

        10.1.1 Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this Agreement or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their reasonable best efforts to resolve all such disputes as rapidly as practicable on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

        10.1.2 If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer of 3DP, and the Senior Vice President of Early Discovery and Applied Technology for BMS, or a comparable position selected by either Party from time to time, for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such representatives who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

        10.1.3 If the matter has not been resolved utilizing the foregoing process, and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally-available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with these Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                   ARTICLE 11

                                INDEMNIFICATION

        11.1 Indemnification of 3DP. BMS shall indemnify and defend 3DP and its Affiliates, and the directors, officers, employees, agents and counsel of 3DP and such Affiliates, and the successors and assigns of any of the foregoing (the "3DP Indemnitees"), and hold the 3DP Indemnitees harmless from and against any and all losses resulting from any claim, suit or proceeding brought by one or more Third Parties against a 3DP Indemnitee, arising from or occurring as a result of the operations by BMS under the DirectedDiversity(R) Patent Rights or the ThermoFluor(R) Technology or use of the Instruments, or the discovery, evaluation, manufacture, import, use, offer for sale or sale of products developed in whole or in part through the operations by BMS under the DirectedDiversity(R) Patent Rights and the ThermoFluor(R) Technology or use of the Instruments, except to the extent any such claim, suit or proceeding results from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of 3DP.

        11.2 Procedure. Any of the 3DP Indemnitees that intends to claim indemnification under this Article 11 shall promptly notify BMS (the "Indemnitor") in writing of any liability, damage, loss, cost and/or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits in respect of which the 3DP Indemnitee intends to claim such indemnification, and shall permit the Indemnitor to assume direction and control of the defense of the claim (including the selection of counsel, reasonably acceptable to the 3DP Indemnitee, and the right to negotiate a settlement, at the discretion of the Indemnitor, provided that such settlement does not impose any material obligation or detriment on the 3DP Indemnitee), and shall cooperate as requested (at the expense of the Indemnitor) in the defense of the claim; provided, however, that a 3DP Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by such 3DP Indemnitee. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the 3DP Indemnitee under this
                Article 11. At the Indemnitor's request, the 3DP Indemnitee under this Article 11, and its employees and agents, shall cooperate

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission fully with the Indemnitor and its legal representatives in the investigation of any loss covered by this indemnification and provide true, correct and complete information with respect thereto.

                                  ARTICLE 12

                                 MISCELLANEOUS

        12.1 Entire Agreement. This Agreement, and the DiscoverWorks Drug Discovery Collaboration Agreement, the GPCR License And User Agreement and the PERT Internal Use License and Option Agreement, all entered into simultaneously with this Agreement, constitute and contain the entire understanding and agreement of the Parties respecting the subject matters of these respective agreements, and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matters.

        12.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        12.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of 3DP, BMS, and their successors and permitted assigns.

        12.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

        12.5 Restrictions on Unsolicited Activities. In consideration of the licenses granted hereunder, BMS agrees that for the term of this Agreement, without the prior written consent of the board of directors of 3DP, neither BMS nor any of its respective Affiliates (including any person or entity directly or indirectly, through one or more intermediaries, controlling one of these entities, or controlled by one of these entities or under common control with one of these entities) will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP or any Affiliate thereof; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets, or any Affiliate thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP any Affiliate or division thereof, or of any such successor or controlling person; or (v) form, join or in any way participate in a "group" as defined in
                Section 13(d)(3) of the Exchange Act in connection with any of the foregoing. Nothing contained in this Section 12.5 shall prohibit the ownership by BMS of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act.

        12.6 No Implied Licenses. No rights to any other patents, Know-how or technical information, or other Intellectual Property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

        12.7 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

        12.8 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

        12.9 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or BMS as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

        12.10 Notices and Deliveries. Any formal notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission delivered in person, transmitted by facsimile with contemporaneous confirmation, delivered by registered letter (or its equivalent) or delivered by overnight courier service (receipt required), to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

                If to BMS:

                Bristol-Myers Squibb Company
                Route 206 & Province Line Road
                P.O. Box 4000
                Princeton, New Jersey 08543
                ATTN:  Vice President and Senior Counsel
                       Pharmaceutical Research Institute


                If to 3DP:                           with a copy to:

                3-Dimensional Pharmaceuticals, Inc.  Morgan, Lewis & Bockius LLP
                Eagleview Corporate Center           502 Carnegie Center
                665 Stockton Drive, Suite 104        Princeton, New Jersey 08540
                Exton, PA  10341
                ATTN: Chief Executive Officer        ATTN: Randall B. Sunberg,
                                                           Esq.

        12.11 Public Announcements. The Parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with Article 6; however, neither Party shall use the name of the other Party for promotional purposes.

        12.12 Headings. The captions to the sections in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        12.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

        12.14 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OTHER DAMAGES.

        12.15 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to its conflicts of laws provisions.

        12.16 Advice of Counsel. BMS and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

        12.17 Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written, each copy of which shall for all purposes be deemed to be an original.


3-DIMENSIONAL PHARMACEUTICALS, INC.          BRISTOL-MYERS SQUIBB COMPANY

By:  /s/ David C. U'Prichard                 By:   /s/ Marilyn Hartig

Name:  David C. U'Prichard, Ph.D.            Name:  Marilyn Hartig, Ph.D.

Title: Chief Executive Officer               Title:  VP, External Sciences
                                                      & Technology

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   EXHIBIT A
                      DIRECTED DIVERSITY(R) PATENT RIGHTS

                                                                                               Patent No.         Issue Date
    SKGF Ref.                       Title                  Serial Number    Filing Date     (if applicable)    (if applicable)
------------------------------------------------------------------------------------------------------------------------------
1503.0010000        System and Method of Automatically         08/306,915        09/16/94     5,463,564          10/31/95
                    Generating Chemical Compounds with
                    Desired Properties
------------------------------------------------------------------------------------------------------------------------------
1503.0010001        System and Method  of Automatically        08/535,822        09/28/95     5,574,656          11/12/96
                    Generating Chemical Compounds with
                    Desired Properties
------------------------------------------------------------------------------------------------------------------------------
1503.0010002        System and Method of Automatically         08/698,246        08/15/96     5,684,711          11/04/97
                    Generating Chemical Compounds with
                    Desired Properties
------------------------------------------------------------------------------------------------------------------------------
1503.0010003        System, Method and Computer Program        08/904,737        08/01/97     5,901,069          05/04/99
                    Product for At Least Partially
                    Automatically Generating Chemical
                    Compounds with Desired Properties
                    From a List of Potential Chemical
                    Compounds to Synthesize
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
1503.001EP00        System and Method of Automatically         95933748.6        09/11/95     0781436            07/02/97
                    Generating Chemical Compounds with                                        (Published)        (Publication
                    Desired Properties                                                                           date)
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                       [**]              [**]
------------------------------------------------------------------------------------------------------------------------------
1503.020EP01        System, Method and Computer Program        97948320.3        11/04/97     0935784            08/18/99
                    Product for Identifying Chemical                                          (Published)        (Publication
                    Compounds Having Desired Properties                                                          date)
------------------------------------------------------------------------------------------------------------------------------
1503.020EP02        System, Method, and Computer Program       97946679.4        11/04/97     0935789            08/18/99
                    Product for the Visualization and                                         (Published)        (Publication
                    Interactive Processing and Analysis                                                          date)
                    of Chemical Data

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

------------------------------------------------------------------------------------------------------------------------------
1503.020PC03        System, Method, and Computer Program   PCT/US99/09963       05/07/99       WO 99/57686       11/11/99
                    Product for Representing Proximity                                         (Published)       (Publication
                    Data in A Multi-dimensional Space                                                            date)
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                   [**]                 [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                   [**]                 [**]
------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                   [**]                 [**]
------------------------------------------------------------------------------------------------------------------------------

Exhibit A

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   EXHIBIT B

                            Scriptgen Patent Rights
                            -----------------------

United States Patent No. 5, 585, 277

United States Patent No. 5, 679, 582

International Patent Application PCT/US96/19698


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   EXHIBIT C
                         THERMOFLUOR(R) PATENT RIGHTS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Patent No.       Issue Date
      SKGF Ref.                           Title                        Serial Number  Filing Date  (if applicable)   (if applicable)
------------------------------------------------------------------------------------------------------------------------------------
1503.0110001        Microplate Thermal Shift Assay for Ligand          08/853,464     05/09/97     6,020,141         02/01/00
                    Development and Multi-variable Protein Chemistry
                    Optimization
------------------------------------------------------------------------------------------------------------------------------------
1503.0110002        Microplate Thermal Shift Assay for Ligand          08/853,459     05/09/97     6,036,920         03/14/00
                    Development and Multi-variable Protein Chemistry
                    Optimization
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
1503.011EP03        Microplate Thermal Shift Assay and Apparatus for   97927628.4     05/09/97     0914608           05/12/99
                    Ligand Development and Multi-variable Protein                                  (Published)       (Publication
                    Chemistry Optimization                                                                           date)
 -----------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
1503.031PC01        High Throughput Method for Functionally            PCT/US98/24035 11/12/98     WO 99/24050       05/20/99
(Now in Nat Phase)  Classifying Proteins                                                           (Published)       (Publication
                                                                                                                     date)
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]                [**]                                               [**]           [**]
------------------------------------------------------------------------------------------------------------------------------------

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                  EXHIBIT D.1

[**]


                                  EXHIBIT D.2

[**]


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                        GPCR LICENSE AND USER AGREEMENT

THIS GPCR LICENSE AND USER AGREEMENT is made and entered into as of July 7, 2000, by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation with an office at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having a principal place of business at Route 206, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). 3DP and BMS may be referred to herein as a "Party" or, collectively, as the "Parties."

                                  BACKGROUND

WHEREAS, 3DP owns or controls certain proprietary rights and know-how relating to certain GPCR Structures, GPCR Homology Models and related analysis technologies; and

WHEREAS, 3DP has compiled and is compiling, and owns, certain information and data regarding certain GPCR Structures and GPCR Homology Models in a proprietary database which may be useful in the study of biological phenomena and design and discovery of new pharmaceutical and diagnostic products; and

WHEREAS, BMS desires to obtain access to 3DP's Proteomica Database, and to obtain certain licenses under certain of 3DP's proprietary rights and know-how, to conduct research and development with respect to certain GPCR Structures that have applicability in the development and commercialization of diagnostics and pharmaceuticals.

NOW THEREFORE, in consideration of the covenants, representations and warranties contained herein, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

In addition to the capitalized terms defined throughout this Agreement, the following terms when used herein shall have the respective meanings assigned to them below:

     1.1 "Access Term" means the period commencing on the commencement of Contract Year One and ending on termination or expiration of this Agreement, during which BMS shall have access to the Proteomica Database under the terms and conditions of this Agreement.

     1.2 "Affiliate" means, with respect to either Party, any corporation or other business entity which controls, is controlled by, or is under common control with such Party. A corporation or other entity shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least 50% of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity, or the

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          power to elect or appoint at least 50% of the members of the governing body of the corporation or other entity.

     1.3 "Agreement" means this GPCR License and User Agreement including its Exhibits, as may be amended from time to time.

     1.4 "BMS Preferred Target List" means the list of GPCR targets set forth as Exhibit B, as such list may be amended from time to time by BMS in
             ---------
          its sole determination.[**]

     1.5 "BMS Site" means only (a) the BMS pharmaceutical research and development facilities located in Lawrenceville, New Jersey, U.S.A.; Hopewell, New Jersey, U.S.A.; Wallingford, Connecticut, U.S.A.; Candiac, Quebec, Canada; (b) [**].

     1.6 "Business Day" means any day, Monday through Friday, on which banking institutions in New York, New York are open for business.

     1.7 "Confidential Information" means all proprietary technical and/or commercial information that has or could have commercial value or other utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including information, inventions, know-how, data and materials relating to the Database Information and shall include without limitation research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form, except to the extent that it can be established by the Receiving Party (as defined in Section 7.4) that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by the Receiving Party without reference to the Confidential Information received from the Disclosing Party (as defined in Section 7.4) and without breach of any of the provisions of this Agreement; or (f) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose. For the purposes of this Agreement, the BMS Preferred Target List shall be presumed to be Confidential Information of BMS and the Proteomica Database shall be presumed Confidential Information of 3DP.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.8 "Contract Year One" means the one year period commencing on the date on which a Proteomica(TM) Database is installed at any BMS Site by 3DP containing: [**]

     1.9 "Contract Year Three" means the one-year period commencing immediately following the end of Contract Year Two.

     1.10 "Contract Year Two" means the one-year period commencing immediately following the end of Contract Year One.

     1.11 "Control" or "Controlled" means possession of the ability to grant a license or sublicense of any patent rights, Know-how or other intangible rights as provided for herein without violating the terms of any contract or other agreement with a Third Party.

     1.12 "Database Information" means all or any part of the information associated with individual GPCR Structures and GPCR Homology Models in the Proteomica(TM) Database, but does not include [**].

     1.13 "Documentation" means all documentation, technical manuals, operator and user manuals, flow diagrams, file descriptions and other written information describing the functions, operational characteristics and specifications of the software associated with the Proteomica(TM) Database, or explaining how to install, use maintain and/or support the Proteomica(TM) Database, as the same may be provided by 3DP and amended by 3DP from time to time in connection with its release of any maintenance updates and upgrades. The Parties acknowledge that all or part of such documentation may be electronic.

     1.14 "Effective Date" means the later of: (a) date of this Agreement as set forth above; or (b) the date on which all of the following documents between the Parties have been executed: this Agreement, the 3DP PERT Internal Use License and Option Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, and the DiscoverWorks Drug Discovery Collaboration Agreement.

     1.15 "GPCR" means G-Protein Coupled Receptor.

     1.16 "GPCR Class" means a collection of one or more GPCR Sequences comprising a distinct subfamily of the entire GPCR family of gene products, as defined in Exhibit A, that uses a classification based on
                                  ---------
          [**].

     1.17 "GPCR Higher Resolution Structure" means a GPCR Structure refined against a data set of [**].

     1.18 "GPCR Homology Model" means a three-dimensional structure of a GPCR that is defined by a set of atomic x, y, z coordinates derived from an experimentally

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          determined GPCR Structure, by comparison of the GPCR Sequence associated with the experimentally determined GPCR Structure with a Putative GPCR Sequence or different GPCR Sequence.

     1.19 "GPCR Sequence" means the cDNA sequence that corresponds to the gene for a GPCR that is characterized and defined by being the physiological receptor for an endogenous ligand or exogenous compound.

     1.20 "GPCR Structure" means a set of atomic x, y, z coordinates and (B)- factors, in 3DP's Control, for an experimentally determined three-dimensional structure of a gene product corresponding to a particular GPCR Sequence, together with certain structure determination statistics [**].

     1.21 "GPCR Suite" means a collection of two or more GPCR Structures for a particular GPCR that may preferably include representatives of the following [**].

     1.22 "Know-how" means unpatented technical and other information which is not in the public domain relating to GPCR Structures in the Proteomica Database, specifically limited to [**].

     1.23 "Person" or "person" means any corporation, partnership, limited liability company, joint venture, other entity or natural person.

     1.24 "Proteomica Database" means 3DP's proprietary database containing Database Information pertaining to one or more GPCR Structures for one or more particular GPCRs and [**] GPCR Homology Models derived from GPCR Structures.

     1.25 "Putative GPCR Sequence" means a cDNA sequence that represents a gene and, by virtue of sequence homology with cDNA sequences of known GPCRs, is generally believed to express a gene product that is a member of the GPCR family of gene products.

     1.26 "Third Party" means any person or entity other than a Party.

     1.27 "3DP Consulting Services" means 3DP's services to provide general training in the use of the Proteomica(TM) Database and to provide consultation to BMS at its request with regard to access and use of data pertaining to particular GPCR Structures and GPCR Homology Models.

     1.28 "3DP Interfaces" means the software that provides (a) the content and aggregation interface for the Proteomica(TM) Database (used in conjunction with external browser software) and the functional modules incorporated therein, (b) the associated analytic and data processing engines used to process and analyze

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          the data, (c) the ad-hoc query tool, and (d) any maintenance updates and upgrades developed, created or owned by 3DP during the term of this Agreement and provided to BMS.


                                   ARTICLE 2

                 OWNERSHIP; ACCESS TO THE PROTEOMICA DATABASE.

     2.1 Access Grant. 3DP hereby grants to BMS and its Affiliates a non-transferable, royalty-free, non-exclusive license, without the right of sublicense, to have installed, use, execute and access the Proteomica(TM) Database at BMS Sites solely for the purpose of BMS's internal research use in the Field [**] for the Access Term. In furtherance of this access grant, and in no event later than the commencement of Contract Year One, 3DP shall provide the Proteomica(TM) Database to BMS in machine readable form and the then-current Know-how and Documentation.

     2.2  Inclusion of GPCR Structures in Proteomica(TM) Database.  [**].

     2.3 Ownership of Proteomica(TM) Database. BMS hereby acknowledges that (a) 3DP has expended significant resources and efforts to develop the Proteomica(TM) Database and the Database Information, (b) the Proteomica(TM) Database represents a highly valuable and confidential asset, and is a principal product of 3DP, (c) 3DP is willing to grant BMS access to the Proteomica(TM) Database in reliance upon the assurance by BMS that it shall use all reasonable efforts (including not less than those efforts that BMS uses to protect its own confidential information of like character) to protect the Proteomica(TM) Database from unauthorized disclosure and use at each BMS Site, and (d) the Proteomica(TM) Database is, and at all times during the term of this Agreement shall remain, the sole and exclusive property of 3DP.

     2.4  Use at a BMS Site.

          2.4.1 While 3DP anticipates that access to the Proteomica(TM) Database shall be accomplished over extranet or other secure internet access, if the Proteomica(TM) Database is installed at any BMS Site, then the Proteomica(TM) Database shall only be installed at the BMS Sites on designated 3DP approved client computers, such approval not to be unreasonably withheld or delayed.

          2.4.2 BMS will install the Proteomica(TM) Database on approved computers in a manner, and taking such security measures and back-up procedures, as BMS uses internally for its own internally-developed proprietary software and information control.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          2.4.3 All Proteomica(TM) Database access shall be consistent with the terms set forth in Exhibit C.
                                           ---------

     2.5  Use Restrictions.  Except as permitted under Section 2.1 and 2.3:

          2.5.1 BMS shall have the right to use the Proteomica(TM) Database and Database Information solely for its own internal use by Authorized Personnel of BMS and not as any part of providing separate services or sublicenses to any Third Party (including, without limitation, providing, directly or indirectly, the same or similar services to any Third Party). Such use shall only take place at a BMS Site in accordance with the terms and conditions of this Agreement for the Access Term. "Authorized Personnel" shall refer to BMS employees, BMS temporary employees and BMS consultants who have signed an agreement with BMS in which such person acknowledges such person's obligation to protect the Proteomica(TM) Database and Database Information.

          2.5.2 BMS shall have no access to or right to use the Proteomica(TM) Database except at any BMS Site under the terms and conditions of this Agreement.

          2.5.3 Except as otherwise agreed by 3DP in writing, and except as provided in Section 2.5.4, BMS shall not (i) reverse engineer, decompile, disassemble, re-engineer or otherwise recreate or permit or assist others to recreate the Proteomica(TM) Database or its structural framework or distribute copies (by any means whatsoever whether now known or hereafter invented) of the Proteomica(TM) Database, including any substantial portion of the Database Information from any field of the database, for any purpose except as expressly permitted under this Agreement; (ii) develop any products for commercial sale that are the same or similar to the Proteomica(TM) Database and (iii) except through the use of 3DP personnel, BMS shall not modify, enhance or otherwise change the Proteomica(TM) Database.

          2.5.4 BMS retains the right to create for its internal use databases of protein structures that may include GPCR structures. Any GPCR structures that have been obtained through the Proteomica(TM) Database will be treated under the same conditions of confidentiality.

          2.5.5 BMS shall comply with all other use restrictions contained in Exhibit C. Exhibit C shall be prepared by, and reasonably
                       ---------  ---------
                    agreed upon, the Parties, and appended to this Agreement, as soon as reasonably necessary prior to the first installation of the Proteomica(TM) Database at a BMS Site.

     2.6 Third Party Components. Unless stated otherwise and agreed to by the Parties in writing, 3DP shall be responsible for securing all licenses required from Third Parties for the incorporation of Third Party Software Components for use in

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          conjunction with the Proteomica(TM) Database, and for paying all license and other fees in connection therewith. As used herein, "Third Party Software Components" means Third Party software tools that 3DP either licenses in or otherwise approves for inclusion in the Proteomica(TM) Database.

     2.7 Loss, Theft, Unauthorized Disclosure or Use. BMS promptly shall notify 3DP of any loss, theft or unauthorized disclosure or use of the Proteomica(TM) Database or the Database Information that comes to BMS's attention.

     2.8 3DP Retained Rights. Any rights of 3DP not expressly granted to BMS under the provisions of this Agreement shall be retained by 3DP.

     2.9 Pre-Release Prior to Publication of BMS GPCR Structures. In the event that BMS intends to publish any GPCR Structures solved by BMS, BMS shall make such GPCR Structures available to 3DP for inclusion in the Proteomica(TM) Database as soon as reasonably practicable and in no event later than [**] prior to any public release of such GPCR Structures by BMS under Section 7.3. [**]

                                   ARTICLE 3

            PROGRAM DIRECTORS; DEVELOPMENT PROTEOMICA(TM) DATABASE

     3.1  Program Directors.

          3.1.1 Upon commencement of the Access Term, each Party will provide the other, in writing, with the name of its "Program Director." The Program Directors will act as the primary liaison in coordinating the activities under this Agreement.

          3.1.2 The Program Directors will serve to (i) oversee and coordinate the installation and usage of the Proteomica(TM) Database at the BMS Sites; (ii) monitor adherence to the user terms and conditions set forth in this Agreement; and
                    (iii) require all employees and consultants who have access to the Proteomica(TM) Database at a BMS Site to execute, and monitor adherence to, the user terms and conditions set forth in Exhibit C.
                             ---------

          3.1.3 The Program Directors shall meet with such frequency and at such time and location as may be reasonably necessary to accomplish installation of and access to the Proteomica(TM) Database.

          3.1.4 Each Party shall bear the costs and expenses of its respective Program Director.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     3.2 Proteomica(TM) Database Development. 3DP shall use commercially reasonable efforts to develop the Proteomica(TM) Database in a manner reasonably consistent with the following three year development program:

          3.2.1     In Contract Year One, [**].

          3.2.2     In Contract Year Two, [**].

          3.2.3     In Contract Year Three, [**].

          3.2.4 3DP shall have sole discretion in all development decisions relating to the Proteomica(TM) Database; provided, however, 3DP shall work with BMS and other subscribers of the Proteomica(TM) Database to obtain meaningful input regarding the further development of the Proteomica(TM) Database, in terms of the choice of both GPCR Structures and GPCR Homology Models.

     3.3 Testing During the Course of the Proteomica(TM) Development Program. BMS acknowledges that the 3DP Interface provided under this Agreement may be pre-commercial release Beta versions, and that BMS's access may be to a developmental test site for the Proteomica(TM) Database.

     3.4 Installation. At dates and times mutually acceptable, 3DP agrees to provide BMS with on-site access to the Proteomica(TM) Database at the BMS Sites.

                                   ARTICLE 4

             PROTEOMICA DATABASE MAINTENANCE AND SUPPORT SERVICES

     4.1 General Obligation. 3DP shall use commercially reasonable efforts to provide BMS with maintenance and support services for the Proteomica(TM) Database all as specified in this Article 4 ("Maintenance and Support Services").

     4.2 Correction of Nonconformities. BMS shall promptly notify 3DP, in writing or by telephone (confirmed in writing), of any nonconformity in the 3DP Interfaces. 3DP will respond to and correct any confirmed nonconformities in the 3DP Interfaces within a reasonable time and as prioritized by the Program Directors.

     4.3 Maintenance Updates. 3DP shall provide BMS with any known solutions to problems occurring with the 3DP Interfaces, including, without limitation, any maintenance updates, at the time 3DP first releases corresponding solutions and maintenance updates for 3DP Interface. BMS agrees to accept all solutions and installations of maintenance updates.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     4.4 Training and Consulting Services. 3DP shall provide up to an aggregate of [**] of (i) training and support services to qualified BMS personnel during [**] pertaining to the operation and support of the Proteomica(TM) Database, at no additional charge to BMS, and (ii) Consulting Services (pursuant to Article 5). Any such training and support will be provided at such times and in such places and in such form as may be mutually agreeable to the Parties.

     4.5 Remote Access. If necessary, each Party shall provide the other with reasonable access, via modem, the Internet or some other remote communications method mutually agreed-upon by the Parties, to such Party's development, data and/or application servers for the sole and limited purpose of assisting the other Party in fulfilling its obligations under this Agreement. Said access shall be subject to each Party's reasonable standards and procedures for the security of computer systems and data.

     4.6 Reuse of Developed Code. 3DP shall be free, at any time, to incorporate software code written by 3DP in the course of implementing the Proteomica(TM) Database in any product, including a standard Proteomica(TM) Database, or a customized or modified version thereof. No compensation shall be due to BMS for any such reuse of software code written by 3DP in performing services for BMS hereunder.

                                   ARTICLE 5

                            3DP CONSULTING SERVICES

     5.1 Performance of Consulting Services. In addition to the training and support services provided in Section 4.4, 3DP will provide BMS with 3DP Consulting Services as specifically set forth in work orders agreed to in writing by the Parties and attached hereto from time to time (each, a "Work Order"). Such Work Orders shall specify, at a minimum, the scope of work to be performed, the timeline, any 3DP Consulting Services' deliverables, any BMS participation or inputs required, and fees due from BMS for such 3DP Consulting Services. 3DP shall use commercially reasonable efforts to complete performance of the relevant 3DP Consulting Services on or before the targeted date(s) for completion set forth in the timeline.

     5.2 Provision of 3DP Services. All 3DP Consulting Services required to be delivered by 3DP to BMS under any Work Order shall be delivered to BMS as specified in the applicable Work Order or as otherwise mutually agreed to by the Parties in writing.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   ARTICLE 6

                               FEES AND PAYMENTS


     6.1 User Fees and Expenses. BMS will pay 3DP an "Annual User Fee" for access to the Proteomica(TM) Database at BMS Sites described in Sections 1.5(a) and 1.5(b), in accordance with the following schedule:

          6.1.1     Within thirty (30) days of the Effective Date: $1,500,000
                    (U.S.)

          6.1.2     Upon the commencement of Contract Year Two:

                    (a)  [**].

                    (b)  [**].

          6.1.3     Upon the commencement of Contract Year Three:

                    (a)  [**] or

                    (b)  [**] or

                    (c)  [**] or

                    (d)  [**]

                    (e)  [**]

          6.1.4 Any payment to be made pursuant to Section 6.1.2 or 6.1.3 shall be due within thirty (30) days after the commencement of Contract Year Two or Contract Year Three, as the case may be.

     6.2 Additional Site Fees. BMS will pay to 3DP an "Annual User Fee" for access to the Proteomica(TM) Database at any BMS Site described in
          Section 1.5(c) of [**] if BMS identifies such BMS Site during the First Contract Year, and [**] of the then-current fee, according to the provisions of Section 6.1.2 or Section 6.1.3, respectively, if BMS identifies such BMS Site during Contract Year Two or Contract Year Three. BMS shall make such payment to 3DP within 30 days of identifying such BMS Site to 3DP, according to the provisions of
          Section 1.5.

     6.3  Additional Fees.

          6.3.1 Maintenance and Support Fees. BMS will be responsible for the expenses of 3DP personnel engaged in any training and support or 3DP Consulting Services provided under this Agreement.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          6.3.2 Installation/Integration Fees. BMS will be responsible for the expenses associated with additional installations required for BMS for the Proteomica(TM) Database after the initial installation at each BMS
                               Site.
     6.4 Mode of Payment. All payments to 3DP hereunder shall be made by wire transfer of United States Dollars in the requisite amount to such bank account as 3DP may designate by notice to BMS. Payments shall be free and clear of any taxes, fees or charges, to the extent applicable.

     6.5 Late Payments. All amounts payable by BMS hereunder, shall be paid by BMS to 3DP in full, without any right of set-off or deduction. BMS shall pay interest on all amounts past due at the rate of one percent (1%) over the prime rate of interest reported in The Wall Street Journal for the date such amount was due.

     6.6 Taxes. Each Party shall pay all sales, use, personal property, and other similar taxes associated with the license rights granted and/or services provided to such Party hereunder, except taxes based on the other Party's gross or net income, net worth or assets, which shall be the sole responsibility of such other Party. If either Party claims an exemption from any applicable sales or use taxes, the Parties shall cooperate with each other, including, without limitation, in the filing of appropriate certificates of tax exemption, (i) to ensure that any withholding payments required to be made by the other Party are reduced to the fullest extent permitted by law, and (ii) to seek credit for withholding payments previously made by such other Party.

     6.7  [**]

                                   ARTICLE 7

                         PUBLICATION; CONFIDENTIALITY

     7.1 Notification. Each Party recognizes that the other Party may wish to publish the results of its work relating to GPCR Structures. However, each Party also recognizes the importance of preserving the proprietary nature of these GPCR Structures. Consequently, any proposed publication relating to GPCR Structures by either Party shall comply with this Section 7. At least 90 days before a manuscript is to be submitted to a publisher, the publishing Party will provide to the nonpublishing Party with a copy of the manuscript and any GPCR Structures disclosed therein. If the publishing Party wishes to make an oral presentation, it will provide the other Party with a copy of the abstract (if one is submitted) at least 60 days before it is to be submitted. The publishing Party will also provide to the other Party a copy of the text of the presentation, including all slides, posters, and any other visual aids, at least 60 days before the presentation is made.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     7.2 Review of Proposed Publications. The other Party will review the manuscript, abstract, text or any other material provided under
          Section 7.1 to determine if any confidential or proprietary information is being disclosed, then the Parties will consult to arrive at an agreement on mutually acceptable modifications to the proposed publication to avoid such disclosure.

     7.3  GPCR Structure Disclosure.  [**]

     7.4 Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for 10 years thereafter, either Party that receives Confidential Information (a "Receiving Party") from the other Party (a "Disclosing Party") shall keep, and shall ensure that its officers, directors and employees keep, completely confidential and shall not publish or otherwise disclose and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement (including, without limitation, know-how).

     7.5  Written Assurances and Permitted Uses of Confidential Information.

          7.5.1 The Receiving Party may disclose Confidential Information to the extent the Receiving Party is compelled to disclose such information by a court or other tribunal of competent jurisdiction; provided however, that in such case the Receiving Party shall immediately give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said court or tribunal. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          7.5.2 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 7.5 shall be treated by each Party as Confidential Information of the other Party.

          7.5.3 If a Party is required to make any disclosure of the other Party's Confidential Information, it will give at least thirty (30) days written, advance notice to the latter Party of such disclosure requirement. If a Party is required to disclose Confidential Information to comply with applicable laws or governmental regulations, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, such Party may make such disclosure provided it gives prompt notice to the other Party, and provided it makes all reasonable efforts to comply with all administrative or other

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                    procedures or to establish a reasonable protective or similar order under which the confidential nature of the information will be maintained.

     7.6 Permitted Disclosures for Business Development Purposes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities; provided, however, any such recipient of such Confidential Information shall agree in writing to keep such terms confidential for the same time periods and to the same extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, BMS acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it files a registration statement with respect to its shares or it becomes a public company as required by applicable U.S. law; provided however, the terms of this Agreement and the copy submitted to the applicable governmental agency shall be redacted such that the extent of any such disclosure shall be limited to that which in the opinion of 3DP's and BMS's legal counsel is legally required to be disclosed.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

     8.1 Authority. Each Party represents and warrants that as of the Effective Date it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

     8.2 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a Party.

     8.3 Disclaimer of Warranties. 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROTEOMICA(TM) DATABASE OR THE DATABASE INFORMATION INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     8.4 Warranties Repeated at Installation. The representations and warranties set forth in this Article 8 shall be true and correct on the Effective Date, as well as on the date of installation of the Proteomica(TM) Database.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   ARTICLE 9

                              DISPUTE RESOLUTION

     9.1 Dispute Resolution. Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof, shall be determined by the following procedure:

          9.1.1 Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this Agreement or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

          9.1.2 If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer ("CEO") of 3DP and the Senior Vice President of Early Discovery and Applied Technology for BMS, or a comparable position selected by either Party from time to time, for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

          9.1.3 If the matter has not been resolved utilizing the foregoing process, and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with these Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                 jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                  ARTICLE 10

                        TERM AND TERMINATION; SURVIVAL

     10.1 Term. The term of the Agreement shall be from the Effective Date until the expiration of Contract Year Three. Within six (6) months prior to the expiration date, the Parties will negotiate in good faith to provide BMS continued access to the Proteomica(TM) Database; such negotiations will be based on the then prevailing pricing structure for customer access to the Proteomica(TM) Database.

     10.2 For Any Reason. Subject to the provisions of Section 10.3, BMS may terminate this Agreement for any reason by providing sixty (60) days written notice after the beginning of Contract Year Two.

     10.3 Return of Confidential Information. Upon termination prior to expiration of the term of this Agreement:

          10.3.1 If the termination occurs before the receipt of payment under
                 Section 6.1.2, then BMS must return or destroy any Confidential Information received from 3DP over the course of the term of the Agreement and return the Proteomica(TM) Database and any related Confidential Information.

          10.3.2 If the termination occurs after the receipt of payment under
                 Section 6.1.2, then BMS may either:

                 10.3.2.1   [**]

                 10.3.2.2   [**]

                 10.3.3     [**.]

     10.4 Termination for Material Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give written notice to have the default cured. If such default (i) is not cured within 60 days after the receipt of such notice or (ii) is not susceptible to cure within 60 days after receipt of such notice (unless such default, by its nature, is incurable, in which case the Agreement may be terminated immediately upon

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          written notice) or (iii) diligent steps are not taken to cure if by its nature such default could not be cured within 60 days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement. Such rights to terminate will be in addition to, and without prejudice to the exercise of, any other remedies available in law or equity.

     10.5 Insolvency or Bankruptcy.

          10.4.1 Either Party may, in addition to any other remedies available by law or in equity, terminate this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of Exhibit, execution, restraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for 90 days undismissed, unbonded and undischarged.

          10.4.2 All rights and licenses granted under or pursuant to this Agreement by BMS or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Parties under the U.S. Bankruptcy Code, the Parties hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     10.6 No Waiver. The right of a Party to terminate this Agreement shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

     10.7 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Article 7, Section 8.3, Article 9, Section 10.6, Section 10.7, Article 11 and Article 12 (except Section 12.5) shall survive any expiration or termination of this Agreement.

                                  ARTICLE 11

                                INDEMNIFICATION

     11.1 Direct Indemnity. Each Party (the "indemnifying Party") shall indemnify and hold the other Party, its trustees, officers, agents, and employees (the "indemnified Parties"), harmless from and against all losses, liabilities, damages and expenses (including attorney's fees and costs) arising out of a breach of the indemnifying Party's warranties or out of the negligence or willful misconduct of the indemnifying Party in connection with activities under this Agreement except to the extent such losses, liabilities, damages and expenses (including attorney's fees and costs) resulted from the negligent or willful misconduct of the indemnified Party. BMS acknowledges and agrees that, with respect to the nature of the Proteomica(TM) Database, there may be no adequate remedy at law for any breach of BMS's obligations under the security provisions of this Agreement, that any such breach may result in irreparable harm to 3DP, and therefore, that upon any such breach, 3DP may be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law, including injunctive relief, specific performance or such other relief as 3DP may request to enjoin or otherwise restrain any act prohibited hereby, as well as the recovery of all costs and expenses, including attorneys' fees incurred. 3DP shall be entitled to indemnification by BMS from any losses, liabilities, damages and expenses (including attorneys' fees and costs), in connection with such unauthorized use or release of Confidential Information of 3DP. 3DP shall be entitled to indemnification by BMS from any losses, liabilities, damages and expenses (including attorneys' fees and costs) in connection with any Third Party infringement action arising with respect to the Database Information as it may pertain to BMS's use of such Database Information. BMS shall be entitled to indemnification by 3DP from any losses, liabilities, damages and expenses (including attorneys' fees and costs) in connection with any Third Party infringement action arising with respect to BMS's use of the Proteomica(TM) Database as it may pertain to claims that the Proteomica(TM) Database infringes such Third Party's proprietary rights.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     11.2 Procedure. Upon the assertion of any such claim or suit, the indemnified Party shall promptly notify the indemnifying Party thereof and shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the selection of counsel and the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any material obligation on the indemnified Parties), and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1 Entire Agreement. This Agreement, and the DiscoverWorks(TM) Drug Discovery Collaboration Agreement, the DiscoverWorks(TM) Non-exclusive License and Purchase Agreement and the PERT Internal Use License and Option Agreement all entered into simultaneously with this Agreement, and each of the Exhibits thereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matters of these respective Agreement and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matters.

     12.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     12.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of 3DP, BMS and their permitted assigns.

     12.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     12.5 Restrictions on Unsolicited Activities. In consideration of the licenses granted hereunder, BMS agrees that for the term of this Agreement, without the prior written consent of the board of directors of 3DP, neither BMS nor any of its respective Affiliates (including any person or entity directly or indirectly, through one or more intermediaries, controlling one of these entities, or controlled by one of these entities or under common control with one of these entities) will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP; (ii) make, or in any way

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

          participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP or any Affiliate thereof; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets, or any Affiliate thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP any Affiliate or division thereof, or of any such successor or controlling person; or (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing. Nothing contained in this
          Section 12.5 shall prohibit the ownership by BMS of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act.

     12.6 No Implied Licenses. No rights to any other patents, know-how or technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

     12.7 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     12.8 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

     12.9 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or BMS as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     12.10 Notices and Deliveries. Any formal notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, delivered by registered letter (or its equivalent) or delivered by certified overnight courier service (receipt required), to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

     If to BMS:

     Bristol-Myers Squibb Company
     Route 206 & Province Line Road
     P.O. Box 4000
     Princeton, New Jersey 08543
     ATTN: Vice President and Senior Counsel,
           Pharmaceutical Research Institute

     If to 3DP:                             with a copy to:

     3-Dimensional Pharmaceuticals, Inc.    Morgan, Lewis & Bockius LLP
     Eagleview Corporate Center             502 Carnegie Center
     665 Stockton Drive, Suite 104          Princeton, New Jersey 08540
     Exton, PA  10341
     ATTN:  Chief Executive Officer         ATTN: Randall B. Sunberg, Esq.

     12.11 Public Announcements. The Parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with
            Article 7; however, neither Party shall use the name of the other Party for promotional purposes.

     12.12 Headings. The captions to the sections in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     12.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

     12.14 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

     12.15 Advice of Counsel. BMS and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

     12.16 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OTHER DAMAGES.

     12.17 Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which shall for all purposes be deemed to be an original.

3-DIMENSIONAL PHARMACEUTICALS, INC.             BRISTOL-MYERS SQUIBB COMPANY

By:  /s/ David C. U'Prichard                    By:   /s/ Marilyn Hartig

Name:  David C. U'Prichard, Ph.D.               Name:  Marilyn Hartig, Ph.D.

Title: Chief Executive Officer                  Title:  VP, External Sciences
                                                         & Technology

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT A
                                   ---------

                            GPCR Sequence Subtypes
                            ----------------------

[**]


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT B
                                   ---------

                          BMS Preferred GPCR Targets
                          --------------------------

[**]


** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT C
                                   ---------

                             Database Access Terms
                             ---------------------

     Only authorized personnel from BMS shall be entitled to download GPCR Structure or GPCR Homology Model coordinates from the Proteomica Database solely for the purpose of modeling such GPCRs using software tools external to the Proteomica Database. BMS shall maintain a list of such authorized personnel, which may be inspected by 3DP upon reasonable cause, BMS considering access to names of staff and their expertise to be proprietary to BMS.

     BMS shall not transfer the Proteomica Database or the Database Information, or any portion thereof, from the BMS Sites.

     Other terms to be added by mutual agreement of the parties.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                     PERT
                   INTERNAL USE LICENSE AND OPTION AGREEMENT

THIS PERT INTERNAL USE LICENSE AND OPTION AGREEMENT is made as of July 7, 2000, by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having a place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having a place of business at Route 206 & Province Line Road, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). Either 3DP or BMS may be referred to herein as a "Party" or, collectively, they may be referred to as the "Parties."

                                   ARTICLE 1

                                  DEFINITIONS

In addition to the capitalized terms defined throughout this Agreement, the following terms when used herein shall have the respective meanings assigned to them below:

     1.1 "Affiliate" means, with respect to either Party, any corporation or other business entity which controls, is controlled by, or is under common control with such Party. A corporation or other entity shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least 50% of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity, or the power to elect or appoint at least 50% of the members of the governing body of the corporation or other entity.

     1.2 "Agreement" means this PERT Internal Use License and Option Agreement, including its Exhibits, as may be amended from time to time.

     1.3 "BMS Site" means only (a) the BMS pharmaceutical research and development facilities located in Lawrenceville, New Jersey, U.S.A.; Hopewell, New Jersey, U.S.A.; Wallingford, Connecticut, U.S.A.; Candiac, Quebec, Canada; (b) [**].

     1.4 "Confidential Information" means all commercial and/or technical information that has or could have commercial value or other utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including information, inventions, data and materials relating to the Licensed Patent Rights, and Know-how, and shall include, without limitation, research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form, except to the extent that the Receiving Party can establish that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality to the Disclosing Party; (b) was

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure, and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by or for the Receiving Party without reference to the Confidential Information received from the Disclosing Party, and without breach of any of the provisions of this Agreement; or (f) the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose such Confidential Information. For the purposes of this Agreement, the 3DP PERT shall be presumed to be 3DP's Confidential Information, unless 3DP specifically identifies in writing one or more components of the 3DP PERT that it does not consider to be its Confidential Information.

     1.5 "Effective Date" means the later of: (a) date of this Agreement as set forth above; or (b) the date on which all of the following documents between the Parties have been executed: this Agreement, the GPCR License and User Agreement, the DiscoverWorks Nonexclusive License and Purchase Agreement, and the DiscoverWorks Drug Discovery Collaboration Agreement.

     1.6 "Field" means the expression of recombinant proteins from human and other species in mammalian and non-mammalian cell systems, and the refolding of such expressed proteins, solely for use in pharmaceutical and diagnostic research, and specifically excluding use in human clinical trials, veterinary medicine product development and all experiments conducted under GMP auspices, and excluding use for any commercial production or commercialization of a protein product.

     1.7 "Know-how" means unpatented technical and other information, belonging to or controlled by 3DP, which is not in the public domain, including aspects of 3DP PERT, Improvements and other information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests, results of experimentation and testing (including research or development results), processes (including manufacturing processes, specifications and techniques), and laboratory records.

     1.8 "Improvements" means any inventions, discoveries, improvements or enhancements made by either Party or their respective Affiliates, which relate to the 3DP PERT or to previous Improvements.

     1.9 "Licensed Patent Rights" means: (a) patent applications or issued patents identified in Exhibit A, including any patent applications,
                                ---------
          divisionals, continuations, reissues and reexaminations thereof, (b) any patents issuing from any of the patent applications described in clause (a) or any patents covering any Improvements made by 3DP to the inventions covered by the patents and patent applications described in clause (a); and (c) any extensions and supplementary

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission protection certificates based on, or the foreign equivalents of, any of the foregoing in clauses (a) and (b); filed by or granted to 3DP in the U.S., Canada, or one or more countries in the European Patent Community.

     1.10 "Third Party" means any person or entity other than a Party or any of its Affiliates.

     1.11 "3DP PERT" stands for "3DP Protein Expression and Refolding Technology" and means (a) the 3DP proprietary technology that facilitates high yield protein expression and high yield refolding of complex proteins expressed in mammalian and non-mammalian cell systems, that is covered at the time and place of the use by one or more patent claims within Licensed Patent Rights, and/or (b) the proprietary and nonproprietary methods, systems, instruments, programs, technology, trade secrets and software, together with all Know-how related thereto, necessary for the practice of the foregoing.

                                   ARTICLE 2

                                    LICENSE

     2.1 Grant. Subject to the terms and conditions of this Agreement, 3DP hereby grants BMS and its Affiliates a nontransferable, nonsublicensable, nonexclusive, nonroyalty-bearing license in the Field under: (a) the Licensed Patent Rights and Know-how, and (b) any Improvements to the 3DP PERT or Improvements thereto made by or for 3DP during the [**] after the Effective Date, or for which 3DP otherwise acquires the right to grant such a license during such [**] period, and under all patent, copyright, trademark, trade secret and other intellectual property rights inherent therein and appurtenant thereto; to the extent necessary for BMS to use the 3DP PERT and Improvements solely for research purposes in the Field [**] only at the BMS Sites.

     2.2 Access to Improvements. For a period of [**] from the Effective Date, 3DP, at no additional cost, will promptly make full written disclosure to BMS of any and all Improvements that 3DP conceives or makes or has made to the 3DP PERT and to any Improvements thereto, and/or which 3DP has the right to provide hereunder, and 3DP will facilitate the transfer of such Improvements to BMS. Such transfer shall occur no later than six (6) months after such Improvements have been validated by 3DP. If BMS desires to acquire a license to any such Improvement from 3DP for commercial applications beyond the scope of the license granted in Section 2.1, the Parties will negotiate in good faith the terms under which 3DP may grant such license for such Improvement to BMS.

     2.3 Grantback Rights to Improvements. For a period of [**] from the Effective Date, BMS and its Affiliates agree that each will promptly make full written disclosure to 3DP of any and all Improvements that BMS and/or its Affiliates conceives or makes to the 3DP PERT and to any Improvements thereto. BMS

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission and its Affiliates hereby grant to 3DP, or its designee, a semi-exclusive (exclusive except as to BMS and its Affiliates), perpetual, nonroyalty-bearing license, including the right to transfer and sublicense such license, to all of BMS's and its Affiliates' worldwide right, title, and interest in and to any and all such Improvements solely for applications relating to 3DP PERT, under all patent, copyright, trademark, trade secret and other intellectual property rights inherent therein and appurtenant thereto, provided that such license shall be subject to a retained right by BMS and its Affiliates to use such Improvements solely for internal research purposes as permitted in Section 2.1.

     2.4 Limitations. Except as permitted under Section 2.1, this Agreement does not grant BMS a license to:

          2.4.1     transfer any part of the 3DP PERT to any Third Party; or

          2.4.2 develop or sell an instrument, product or a service based on any part of the 3DP PERT; or

          2.4.3 provide services to any Third Party with respect to any part of the 3DP PERT; or

          2.4.4 distribute, license or otherwise make available to any Third Party any data or database that is obtained from the use of any part of the 3DP PERT.

     2.5 Retained Rights. Any rights of either Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by the former Party.

     2.6 Covenants. BMS covenants that it will not install, have installed or operate the 3DP PERT at any site that is not a BMS Site, and that it will limit disclosure and/or use of the 3DP PERT to/by only those of its employees or its Affiliates' employees necessary to accomplish the research activities involving the 3DP PERT at the BMS Sites.

                                   ARTICLE 3

                                    OPTION

     3.1 Grant. 3DP hereby grants BMS an option (the "Option") to negotiate, as provided for herein, a commercial license to the 3DP PERT. Such commercial license shall be nonexclusive, world-wide, and royalty-bearing, with a limited right to sublicense, and will grant BMS the right to develop, make, have made, use, have used, sell, have sold, import, and have imported products made using the 3DP PERT. The term of the Option shall begin on the Effective Date of this Agreement and shall continue for[**].

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

     3.2 Exercise of Option. BMS shall provide written notice to 3DP of its election to exercise the Option no later than ninety (90) days prior to the expiration of the term of the Agreement. If BMS decides not to exercise such Option at any time before the expiration of the term of the Agreement, BMS shall promptly provide written notice to 3DP of such decision.

     3.3 Good Faith Negotiation. Upon receipt of written notice from BMS of its intent to exercise the Option, the Parties shall negotiate in good faith to achieve a definitive license agreement, including provisions, among others, for confidentiality, indemnification, and diligent marketing, as well as up-front license fees, royalties and milestone payments.

                                   ARTICLE 4

                                    PAYMENT

     4.1  3DP PERT License Fee.

          4.1.1 Within thirty (30) days after execution of this Agreement, in consideration for the Option granted above, and for the licenses granted hereunder for the BMS Sites described in Sections 1.3(a) and 1.3(b), BMS will pay to 3DP[**].

          4.1.2     In consideration for the licenses granted hereunder[**].

     4.2 Mode of Payment. Payment to 3DP hereunder shall be made by wire transfer of United States Dollars, in the requisite amount, to such bank account as 3DP may designate by timely notice to BMS. Payment shall be free and clear of any taxes, fees or charges, to the extent applicable.

                                   ARTICLE 5

                                   SERVICES

     5.1 Training and Support. 3DP shall use commercially reasonable efforts to provide up to [**] of training and support services to a limited number of qualified BMS personnel for the 3DP PERT during the [**] after the Effective Date, with such time to be divided equally on a quarterly basis ("Services"). Such Services will be provided at such times and in such places and in such form as may be mutually agreeable to the Parties. BMS will be subject to additional fees, which shall be reasonable and specified in advance, for any support or training required beyond the Services.

     5.2 Recording. In order to protect the patent rights, under applicable U.S., Canadian or European Union law in any inventions conceived or reduced to practice during the term of this Agreement as a result of the use of the 3DP PERT, BMS agrees to

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission maintain a policy which requires its employees to record and maintain all data and information developed using the 3DP PERT in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record all inventions generated by them in standard laboratory notebooks which are dated and corroborated by non-inventors on a regular, contemporaneous basis.

                                   ARTICLE 6

                        PATENT RIGHTS AND INFRINGEMENT

     6.1 Licensed Patent Rights. 3DP agrees to use commercially reasonable efforts to prepare, file, prosecute and maintain the Licensed Patent Rights, at 3DP's expense, in a manner deemed appropriate in 3DP's sole judgment. 3DP agrees to keep BMS materially advised of the status of all Licensed Patent Rights, upon reasonable written request from BMS.

     6.2 BMS Patent Rights. BMS shall provide 3DP with copies of all material correspondence with any patent authority, such that 3DP is apprised of the status of all patent rights filed by or granted to BMS and/or its Affiliates which are related to Improvements or to 3DP PERT, and under which 3DP has rights, according to the provisions of Section 2.2.

     6.3 Cooperation. Each Party agrees to endeavor in good faith to coordinate its efforts with the other Party in order to minimize or avoid interference with the patent prosecution or rights of the other Party with respect to patent rights under which the other Party has a license.

     6.4 Infringement by Third Parties. In the event that BMS becomes aware of any infringement by one or more Third Parties of any of the patent rights within Licensed Patent Rights, BMS shall promptly notify 3DP. 3DP shall respond to any such infringement in a manner deemed appropriate by 3DP, in its sole judgment.

     6.5 Third Party Patent Rights. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a patent of any Third Party, with respect to operations under the Licensed Patent Rights, the Parties shall promptly discuss and decide what response is in the best interests of the Parties.

                                   ARTICLE 7

                                CONFIDENTIALITY

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

     7.1 Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for ten (10) years thereafter, either Party that receives Confidential Information (a "Receiving Party") from the other Party (a "Disclosing Party") shall keep, and shall take steps, not fewer than it takes to protects its own valuable, proprietary information, and not less than reasonable measures, to attempt to ensure that its officers, directors and employees keep, confidential, and shall not publish or otherwise disclose, and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information (including without limitation, Know-how) furnished to it by its Disclosing Party pursuant to this Agreement.

     7.2  Written Assurances and Permitted Uses of Confidential Information.

          7.2.1 The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent the Receiving Party is compelled to disclose such information by a judicial or administrative authority of competent jurisdiction, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, provided however, that in such case, the Receiving Party shall timely give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said authority. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed, and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          7.2.2 To the extent reasonably necessary or appropriate to fulfill its obligations or exercise its rights hereunder, a Party may disclose Confidential Information received from the other Party to one or more of its Affiliates, on a need-to-know basis, on condition that each such Affiliate agrees to keep such Confidential Information confidential under equivalent conditions required of its parent Party.

          7.2.3 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 7.2, shall be treated by each Party as Confidential Information of the other Party.

          7.2.4 To the extent that it is reasonably necessary or appropriate to fulfill its obligations to comply with the rules controlling disclosure of material information during patent examination, either Party may disclose Confidential Information received from the other Party to the applicable patent authority.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

     7.3 Publications. At least forty-five (45) days prior to submitting a manuscript that contains a reference to or details of the 3DP PERT or any Improvements for publication, BMS shall provide 3DP with such manuscript for 3DP's reasonable review. BMS shall also promptly provide 3DP with any updates or revisions to such manuscript. 3DP will review each manuscript in a timely manner and shall release such manuscript(s) to BMS, or may request BMS to make amendments or substitutions to the manuscript, in order to delete 3DP's Confidential Information. BMS will honor 3DP's reasonable request for such amendment or substitution.

     7.4 Permitted Disclosures for Business Development Purposes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities; provided, however, any such recipient of such Confidential Information shall agree in writing to keep such terms confidential for the same time periods and to an equivalent extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, BMS acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it files a registration statement with respect to its shares or it becomes a public company as required by applicable U.S. law; provided however, the terms of this Agreement and the copy submitted to the applicable governmental agency shall be redacted such that the extent of any such disclosure shall be limited to that which in the reasonable opinion of 3DP's legal counsel is legally required to be disclosed.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

     8.1 Authority. Each Party represents and warrants that it has the full right, power and authority to execute, deliver and perform its obligations pursuant to this Agreement, this Agreement has been duly executed by such Party, and it constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

     8.2 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

     8.3 Intellectual Property. 3DP represents and warrants that Exhibit A is accurate and complete, and identifies all patent rights owned by 3DP, as of the Effective Date, which are believed necessary for the use of the methods and technology claimed in the Licensed Patent Rights, in accordance with the license granted hereunder. 3DP further warrants that it has not received notice of any claim by a Third Party, which asserts that the practice of the 3DP PERT, as anticipated in

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission this Agreement, would infringe any claim of any valid, enforceable United States, Canadian or the applicable patent of a country in the European Union. 3DP has not conducted, and is not obliged to conduct, either a search for, or an analysis of, United States or Canadian patents, and/or patents to any countries in the European Patent Community that may be infringed by the use of the 3DP PERT.

     8.4 Disclaimer of Warranties. 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENT RIGHTS OR OTHERWISE TO THE 3DP PERT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 9

                             TERM AND TERMINATION

     9.1 Term. This Agreement shall commence upon the Effective Date and shall expire upon the expiration of all of the last-to-expire of the patents within the Licensed Patent Rights.

     9.2 For Any Reason. BMS may terminate this Agreement for any reason by providing 3DP sixty (60)-days written notice.

     9.3 Termination for Material Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give notice to the allegedly breaching Party to have the default cured. If (i) such default is not cured within sixty (60) days after the receipt of such notice, or (ii) such default is not susceptible to cure within sixty (60) days after such notice (unless such default, by its nature, is incurable, in which case the Agreement may be terminated immediately by notice), or (iii) diligent and ongoing steps are not taken to cure, if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60) day period, the Party alleged to have been in default shall have: (a) initiated arbitration in accordance with the provisions of Section 11.1, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings. Such rights to terminate will be in addition to, and without prejudice to the exercise of, any other remedies available in law or equity.

     9.4 No Waiver. The right of a Party to terminate this Agreement, as provided in Article 9, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

     9.5  Insolvency or Bankruptcy.

          9.5.1 Either Party may, in addition to any other remedies available by law or in equity, terminate this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, restraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

          9.5.2 All rights and licenses granted under or pursuant to this Agreement by BMS or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property," as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such relevant intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.

     9.6 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Article 7, Section 8.4, Section 9.6, Section 9.7,
          Article 10, Article 11 and Article 12 (except Section 12.5) shall survive any termination of this Agreement.

     9.7 Return of Confidential Information. Upon termination or expiration of this Agreement, BMS will promptly return all 3DP Confidential Information

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission transferred to it under this Agreement, whether in oral, written, graphic or electronic form, and will cease all use of 3DP PERT; provided, however, that BMS shall thereafter continue to have all rights to use any information or results obtained by BMS from its use of 3DP PERT during the term of this Agreement.

                                  ARTICLE 10

                                INDEMNIFICATION

     10.1 Indemnification of 3DP. BMS shall indemnify and defend 3DP and its Affiliates, and the directors, officers, employees, agents and counsel of 3DP and such Affiliates, and the successors and assigns of any of the foregoing (the "3DP Indemnitees"), and hold the 3DP Indemnitees harmless from and against any and all losses resulting from any claim, suit or proceeding brought by one or more Third Parties against a 3DP Indemnitee, arising from or occurring as a result of BMS's use of 3DP PERT and/or its operations under the Licensed Patent Rights, or the discovery, evaluation, manufacture, import, use, offer for sale or sale of products developed in whole or in part through the use by BMS of 3DP PERT, except to the extent any such claim, suit or proceeding results from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of 3DP. It is understood by both Parties that the technology licensed hereunder is experimental, that BMS is experienced in the handling of and appropriate precautions to be practiced with experimental technology, and it will take all appropriate precautions to prevent death, personal injury, illness, and property damages related to the use thereof.

     10.2 Procedure. Any of the 3DP Indemnitees that intends to claim indemnification under this Article 10 shall promptly notify BMS (the "Indemnitor") in writing of any loss in respect of which the 3DP Indemnitee intends to claim such indemnification, and shall permit the Indemnitor to assume direction and control of the defense of the claim (including the selection of counsel and the sole right to settle it at the sole discretion of the Indemnitor, provided that such settlement does not impose any material obligation or detriment on the 3DP Indemnitee), and shall cooperate as requested (at the expense of the Indemnitor) in the defense of the claim; provided, however, that a 3DP Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by such 3DP Indemnitee. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the 3DP Indemnitee under this Article 10. At the Indemnitor's request, the 3DP Indemnitee under this Article 10, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any loss covered by this indemnification and provide true, correct and complete information with respect thereto.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                  ARTICLE 11

                              DISPUTE RESOLUTION

     11.1 Dispute Resolution. Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof, shall be determined by the following procedure:

          11.11 Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this Agreement or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their reasonable best efforts to resolve all such disputes as rapidly as practicable on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

          11.12 If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer ("CEO") of 3DP, and the Senior Vice President of Early Discovery and Applied Technology for BMS, or a comparable position selected by either Party from time to time, for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

          11.13 If the matter has not been resolved utilizing the foregoing process, and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally-available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with these Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1 Entire Agreement. This Agreement, and the DiscoverWorks(TM) Drug Discovery Collaboration Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, and the GPCR License and User Agreement, all entered into simultaneously with this Agreement, constitute and contain the entire understanding and agreement of the Parties respecting the subject matters of these respective agreements, and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matters.

     12.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     12.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of 3DP, BMS, and their permitted assigns.

     12.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     12.5 Restrictions on Unsolicited Activities. In consideration of the licenses granted hereunder, BMS agrees that for the term of this Agreement, without the prior written consent of the board of directors of 3DP, neither BMS nor any of its respective Affiliates (including any person or entity directly or indirectly, through one or more intermediaries, controlling one of these entities, or controlled by one of these entities or under common control with one of these entities) will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP or any Affiliate thereof; (iii)

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets, or any Affiliate thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP any Affiliate or division thereof, or of any such successor or controlling person; or (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing. Nothing contained in this Section 12.5 shall prohibit the ownership by BMS of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act.

     12.6 No Implied Licenses. No rights to any other patents, Know-how or technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

     12.7 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     12.8 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

     12.9 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or BMS as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

     12.10 Notices and Deliveries. Any formal notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, delivered by registered letter (or its equivalent) or delivered by overnight courier service (receipt required), to the Party to which it is directed at its address shown

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission below or such other address as such Party shall have last given by notice to the other Parties.

            If to BMS:

            Bristol-Myers Squibb Company
            Route 206 & Province Line Road
            P.O. Box 4000
            Princeton, New Jersey 08543
            ATTN: Vice President and Senior Counsel
                  Pharmaceutical Research Institute


            If to 3DP:                                 with a copy to:
            3-Dimensional Pharmaceuticals, Inc.        Morgan, Lewis & Bockius LLP
            Eagleview Corporate Center                 502 Carnegie Center
            665 Stockton Drive, Suite 104              Princeton, New Jersey 08540
            Exton, PA  10341
            ATTN: Chief Executive Officer              ATTN: Randall B. Sunberg, Esq.

     12.11 Public Announcements. The Parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with
            Article 6; however, neither Party shall use the name of the other Party for promotional purposes.

     12.12 Headings. The captions to the sections in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     12.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

     12.14 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

            PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OTHER DAMAGES.

     12.15 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to its conflicts of laws provisions.

     12.16 Advice of Counsel. BMS and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     12.17 Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which shall for all purposes be deemed to be an original.


3-DIMENSIONAL PHARMACEUTICALS, INC.               BRISTOL-MYERS SQUIBB COMPANY

By:  /s/ David C. U'Prichard                      By:   /s/ Marilyn Hartig

Name:  David C. U'Prichard, Ph.D.                 Name:  Marilyn Hartig, Ph.D.

Title: Chief Executive Officer                    Title:  VP, External Sciences
                                                           & Technology

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   EXHIBIT A
                                   ---------

                               Licensed Patents
                               ----------------

[**].

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission